STOCK PURCHASE AGREEMENT


                                     BETWEEN


              CHARYS HOLDING COMPANY, INC. (A DELAWARE CORPORATON)


                                       AND


                                BILLY V. RAY, JR.


              REGARDING ALL OF THE ISSUED AND OUTSTANDING STOCK OF


                      PERSONNEL RESOURCES OF GEORGIA, INC.

                                    ARTICLE I

1.1     Purchase  and  Sale. . . . . . . . . . . . . . . . . . . . . . . . . . 4
        -------------------
1.2     Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
        -----
1.3     Purchase  Price  Adjustment. . . . . . . . . . . . . . . . . . . . . . 4
        ---------------------------
1.4     Registration  Rights  Agreement. . . . . . . . . . . . . . . . . . . . 2
        -------------------------------

                                   ARTICLE II

2.1     Corporate  Organization,  etc. . . . . . . . . . . . . . . . . . . . . 6
        -----------------------------
2.2     Subsidiaries  and  Affiliates. . . . . . . . . . . . . . . . . . . . . 6
        -----------------------------
2.3     Capital  Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
        --------------
2.4     Corporate  Record  Books . . . . . . . . . . . . . . . . . . . . . . . 6
        ------------------------
2.5     Title  to  Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
        ----------------
2.6     Options  and  Rights . . . . . . . . . . . . . . . . . . . . . . . . . 6
        --------------------
2.7     Authorization,  etc. . . . . . . . . . . . . . . . . . . . . . . . . . 6
        --------------------
2.8     No  Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
        -------------
2.9     Financial  Statements. . . . . . . . . . . . . . . . . . . . . . . . . 7
        ---------------------
2.10    Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
        ---------
2.11    Absence  of  Certain  Changes. . . . . . . . . . . . . . . . . . . . . 8
        -----------------------------
2.12    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
        ---------
2.13    True  and  Complete  Copies. . . . . . . . . . . . . . . . . . . . . . 9
        ---------------------------
2.14    Title  and  Related  Matters . . . . . . . . . . . . . . . . . . . . . 9
        ----------------------------
2.15    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
        ----------
2.16    Tax  Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
        ------------
2.17    Compliance  with  Law  and  Applicable  Government  Regulations. . . .11
        ---------------------------------------------------------------
2.18    ERISA  and  Related  Matters . . . . . . . . . . . . . . . . . . . . .12
        ----------------------------
2.19    Banks,  Brokers  and  Proxies. . . . . . . . . . . . . . . . . . . . .12
        -----------------------------
2.20    Intellectual  Property . . . . . . . . . . . . . . . . . . . . . . . .12
        ----------------------
2.21    Dealings  with  Affiliates . . . . . . . . . . . . . . . . . . . . . .13
        --------------------------
2.22    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
        ---------
2.23    SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
        ---
2.40    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
        ----------

                                  ARTICLE III

3.1     Corporate  Organization,  etc. . . . . . . . . . . . . . . . . . . . .16
        -----------------------------
3.2     Authorization,  etc. . . . . . . . . . . . . . . . . . . . . . . . . .17
        --------------------

                                   ARTICLE IV

4.1     Regular  Course  of  Business. . . . . . . . . . . . . . . . . . . . .17
        -----------------------------
4.2     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
        ----------
4.3     Capital  Changes;  Pledges . . . . . . . . . . . . . . . . . . . . . .17
        --------------------------
4.4     Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
        ---------
4.5     Capital  and  Other  Expenditures. . . . . . . . . . . . . . . . . . .17
        ---------------------------------
4.6     Borrowing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
        ---------
4.7     Other  Commitments . . . . . . . . . . . . . . . . . . . . . . . . . .18
        ------------------
4.8     Interim  Financial  Information  and  Audit. . . . . . . . . . . . . .18
        -------------------------------------------
4.9     Full  Access  and  Disclosure. . . . . . . . . . . . . . . . . . . . .18
        -----------------------------
4.10    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
        --------
4.11    Breach  of  Agreement. . . . . . . . . . . . . . . . . . . . . . . . .18
        ---------------------
                                    ARTICLE V

5.1     Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . .19
        ---------------

                                   ARTICLE VI

6.1     Agreement  to  Defend. . . . . . . . . . . . . . . . . . . . . . . . .19
        ---------------------
6.2     Non-Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . .19
        ---------------
6.3     Further  Assurances. . . . . . . . . . . . . . . . . . . . . . . . . .20
        -------------------
6.4     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
        --------
6.5     No  Solicitation  or  Negotiation. . . . . . . . . . . . . . . . . . .20
        ---------------------------------
6.6     Deliveries  After  Closing . . . . . . . . . . . . . . . . . . . . . .20
        --------------------------

                                  ARTICLE VII

7.1     Representations  and  Warranties;  Performance . . . . . . . . . . . .21
        ----------------------------------------------
7.2     Consents  and  Approvals . . . . . . . . . . . . . . . . . . . . . . .21
        ------------------------
7.3     Opinion  of  Seller's  Counsel . . . . . . . . . . . . . . . . . . . .21
        ------------------------------
7.4     No  Material  Adverse  Change. . . . . . . . . . . . . . . . . . . . .21
        -----------------------------
7.5     No  Proceeding  or  Litigation . . . . . . . . . . . . . . . . . . . .21
        ------------------------------
7.6     Accounting  Certificates . . . . . . . . . . . . . . . . . . . . . . .21
        ------------------------
7.7     Proceedings  and  Documents. . . . . . . . . . . . . . . . . . . . . .21
        ---------------------------
7.8     Secretary's  Certificate . . . . . . . . . . . . . . . . . . . . . . .22
        ------------------------
7.9     Certificates  of  Good  Standing . . . . . . . . . . . . . . . . . . .22
        --------------------------------
7.10    Other  Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .22
        ----------------

                                  ARTICLE VIII

8.1     Representations  and  Warranties;  Performance. . . . . . . . . . . . 22
        ----------------------------------------------
8.2     Consents  and  Approvals. . . . . . . . . . . . . . . . . . . . . . . 22
        ------------------------
8.3     No  Proceeding  or  Litigation. . . . . . . . . . . . . . . . . . . . 22
        ------------------------------

                                   ARTICLE IX

9.1     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
        -------
9.2     Intervening  Litigation . . . . . . . . . . . . . . . . . . . . . . . 23
        -----------------------

                                    ARTICLE X

10.1    Methods  of  Termination . . . . . . . . . . . . . . . . . . . . . . .23
         -----------------------
10.2    Procedure  Upon  Termination . . . . . . . . . . . . . . . . . . . . .23
        ----------------------------

                                   ARTICLE XI

11.1    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
        --------
11.2    Indemnification  by  Seller. . . . . . . . . . . . . . . . . . . . . .24
         --------------------------
11.3    Indemnification  by  the  Purchaser. . . . . . . . . . . . . . . . . .24
        -----------------------------------
11.4    Third-Party  Claims. . . . . . . . . . . . . . . . . . . . . . . . . .25
        -------------------

                                  ARTICLE XII

12.1    Amendment  and  Modification . . . . . . . . . . . . . . . . . . . . .26
        ----------------------------
12.2    Entire  Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .26
        -----------------
12.3    Certain  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .26
        --------------------
12.4    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
        -------
12.5    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
        -----------
12.6    Governing  Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
        --------------
12.7    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
        ------------
12.8    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
        --------
12.9    Binding  Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . .28
        ---------------
12.10   Injunctive  Relief. . . . . . . . . . . . . . . . . . . . . . . . . . 28
        ------------------
12.11   Delays  or  Omissions . . . . . . . . . . . . . . . . . . . . . . . . 28
          -------------------
12.12   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
        ------------
12.13   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
        --------

          STOCK PURCHASE AGREEMENT (the "Agreement"), dated the 8th of August, 2004, by and between CHARYS HOLDING COMPANY, INC., a Delaware corporation located at 1117 Perimeter Center West, Suite N-415, Atlanta Georgia 30338 (the "Purchaser"), and BILLY V. RAY, JR. who resides at 6345 Glen Oaks Lane, Atlanta, Georgia 30328(the "Seller"), the holder of all of the outstanding shares of capital stock of PERSONNEL RESOURCES OF GEORGIA INC., a Georgia corporation located at 880 South Pleasantburg Drive, Greenville, South Carolina (the "Corporation") and the Corporation.

ARTICLE I PURCHASE OF STOCK AND PURCHASE PRICE

     1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase from the Seller, all of the issued and outstanding shares of capital stock of the Corporation (the "Shares"). The number of Shares which are the subject of this Agreement and the form of stock certificates evidencing the Shares are described in Schedule 1.1 hereto.

     1.2 PRICE. In reliance on the representations and warranties of the Seller contained herein, and in consideration of the sale, conveyance, transfer and delivery of the Shares and the consummation of the other agreements and transactions referred to in this Agreement, the Purchaser agrees to pay to the Seller the aggregate consideration calculated in accordance with the provisions of Section 1.3 hereto (the "Purchase Price") on the Closing Date (as defined in
Section  9.1  hereof),  payable  as  hereinafter  set  forth.

     1.3  PURCHASE  PRICE  DETERMINATION.

     (a) As soon as practicable after the one year anniversary of the Effective Date, the Purchaser shall prepare and deliver to the Seller special purpose financial statements of the Corporation as of the close of business for the one year period ending on the one year anniversary of the Effective Date (the "Effective Date Financial Statements"), which shall be prepared by the Purchaser in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis. The Effective Date Financial Statements shall be reviewed by the Purchaser's accountants.

     (b) The Seller shall have until thirty (30) days after the delivery of the Effective Date Financial Statements to review and propose any adjustments thereto. All adjustments proposed by the Seller shall be set forth in detail in a written statement delivered to the Purchaser (the "Adjustment Statement") and upon the Purchaser's acceptance thereof, the accepted adjustments shall be incorporated. If the Seller objects in writing to any such proposed adjustment the parties shall have fifteen (15) days within which to resolve such dispute. If a final resolution thereof is not obtained within such fifteen (15) days, the auditors of Buyer shall be retained to resolve any remaining disputes concerning the purchase price adjustments. The fees of the Independent Accountant shall be borne equally by the Purchaser and the Seller.

     (c) The "Purchase Price" shall be equal to the sum of [a] earnings of the Corporation before interest, taxes and depreciation ("EBITDA") as shown on the Effective Date Financial Statements multiplied by five (5), up to a maximum of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00) and a minimum of Two Hundred and Fifty Thousand Dollars ($250,000.00), as adjusted by Section 1.3(b) and shall be paid and or adjusted as follows:

     (d) The Purchase Price is to be paid at Closing in the form of a corporate note of Buyer which shall set forth that the principal amount thereof is to determined in accordance with this Agreement in an not to exceed One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00) and not to be less than Two Hundred and Fifty Thousand Dollars ($250,000.00), secured by an amount of Common Stock of Buyer bearing interest at the rate of six percent (6%) per annum, payable in cash or Common Stock of Buyer as determined by Buyer in its sole discretion, interest only commencing on one year from Closing with principal and any accrued but unpaid interest due in full on the second anniversary of Closing (the "Note Balance"). All adjustments to the Purchase Price as provided in
Section 1.3(b) and 1.3(c) shall be reflected in the principal balance of the note. The number of shares constituting the Note Balance shall be based upon $4.00 per share adjusted as follows.

     (e) If the average weighted sale price for the Buyer's Common Stock for any three (3) trading days for the period commencing upon the Closing and ending tweleve (12) months thereafter (the "Determination Period") is equal to or greater than $4.50 per share, then the Note Balance shall not be adjusted and the Note Balance and the Purchase Price shall be deemed to have been paid in full. If the average weighed sale price for the foregoing period is not equal to or greater than $4.50 per share then the calculation in Section 1.3 (f) shall apply.

     (f) If the average weighted sale price for the Buyer's Common Stock is not equal to or greater than $4.50 per share for the Determination Period , then the average price for the Buyer's Common Stock over the twenty-five (25) trading days after the filing of the Buyer's Form 10-Q for the second full reporting quarter after the Closing (the "First Determination Period"), and the average price for the Buyer's Common Stock over the twenty-five (25) days prior to the end of the second fiscal quarter of Buyer (the "Second Determination Period"), will be equally weighted, and the average daily weighted average trading price of the First Determination Period and the Second Determination Period will be the amount used for the make whole calculation (the end of the foregoing period is the "Determination Date" and the difference between the amount so determined and $4.00 per share, if any, multiplied by the number of shares initially issued in the Note Balance is the "Make Whole Amount"). [For example if Buyer's second Form l0-Q is filed on August 15th, take the average price of the twenty-five
(25) days prior to the filing and the twenty-five (25) days prior to July 1st and average the two. Example $3.30 per share and $4.10 per share = $7.40 per share/2 = $3.70 per share and the Make Whole Amount would pay either $0.30 per share in cash (or note) or stock at the company's option.]

     (g) Buyer shall pay the Make Whole Amount either by [a] issuance to Seller such number of shares of Common Stock of Buyer determined by dividing the Make Whole Amount by the Market Price on the expiration of the Determination Period or [b] adding the Make Whole Amount to the Note Balance or [c] payment in cash, at Buyer's sole discretion.

     (h) "Market Price" shall be determined on the basis of the weighted average sale price of the Buyer's Common Stock on the principal stock exchange, or the National Association of Securities Dealers' Automated Quotation National Market System ("NASDAQ/NMS"), as the case may be, on which such Common Stock is then listed or admitted to trading, (ii) if the Common Stock is not then listed or admitted to trading on any stock exchange or the NASDAQ/NMS, as the case may be, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the NASDAQ system or the National Quotation Bureau, Inc., (iii) if neither NASDAQ, or the National Quotation Bureau is at the time engaged in the business of reporting such prices, then as furnished by any similar firm then engaged in such business, or (iv) if there is no such firm, as furnished by any member of the National Association of Securities Dealers ("NASD") selected by the Buyer, with the consent of the Buyer (which consent shall not be unreasonably refused or delayed), and which is not an Affiliate of the Buyer.

     1.4 Piggyback Registration Rights and Anti Dilution. At Closing, the Parties to the employment contracts referred to in Section 6.2 shall enter into a Registration Rights Agreement in the form attached as Schedule 1.4.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER AND CORPORTATON

          Seller and Corporation hereby represent and warrant to Purchaser as of the date hereof and as of the Closing Date that to the best of their knowledge:

          2.1  Corporate  Organization,  etc.  Corporation is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets. Corporation is duly qualified or licensed to do business in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, the proposed conduct of its business or ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified or licensed and the failure to be so qualified or licensed would have a Material Adverse Effect (as defined in Section 12.3). Such jurisdictions are set forth in
Schedule 2.1 (a) hereto. True, complete and correct copies of Corporation's charter and bylaws as presently in effect are set forth in Schedule 2.1(b) hereto.

          2.2  Subsidiaries  and  Affiliates. Corporation has no subsidiaries or
               -----------------------------
affiliates.

          2.3  Capital  Stock.  The  stock  record  book of Corporation has been
               --------------
delivered to the Purchaser for inspection prior to the date hereof and are complete and correct, and all requisite Federal and State documentary stamps have been affixed thereon and cancelled. The authorized, issued and outstanding shares of capital stock of Corporation is as set forth in Schedule 2.3 hereto.

          2.4  Corporate Record Books. The corporate minute books of Corporation
               ----------------------
has been made available to the Purchaser, is complete and correct and contains all of the proceedings of the shareholders and directors of the Corporation.

          2.5  Title  to  Stock.  All  of  the outstanding shares of the capital
               ----------------
stock of Corporation is owned by Seller, is duly authorized, validly issued and fully paid and non-assessable, and are free of all Liens (as defined in Section 12.3). Upon payment of the Purchase Price to the Seller at closing, Seller will convey good and marketable title to the Shares free and clear of all Liens or contractual restrictions or limitations whatsoever.

          2.6  Options  and  Rights.  There  are  no  outstanding subscriptions,
               --------------------
options, warrants, rights, securities, contracts, commitments, understandings, or arrangements by which Corporation is bound to issue any additional shares of its capital stock or rights to purchase shares of its capital stock. There are no existing agreements between Seller and Corporation or between the Seller or the Corporation, on the one hand, and any other Person (as defined in Section 12.3), on the other hand, regarding the Shares.

          2.7  Authorization,  etc.  The  Seller has full power and authority to
               --------------------
enter into this Agreement and the agreements contemplated hereby and to deliver the Shares and the certificates evidencing such Shares to Purchaser as provided for herein, free and clear of all Liens. The execution, delivery and performance of this agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of the Corporation and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This
Agreement and all other agreements contemplated hereby to be entered into by Seller constitute a legal, valid and binding obligation of Seller enforceable against the Seller in accordance with its terms.

          2.8  No  Violation.  Except  as  set forth in Schedule 2.8 hereto, the
               -------------
execution and delivery by Seller and Corporation of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller and Corporation do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default or event of default under (with due notice, lapse of time or both) of any contract to which either Corporation or Seller is a party; b) or result in the creation of any Lien upon any of the Seller's assets or the Corporation's capital stock or assets; c) give any third party the right to accelerate any obligations of either Seller or Corporation;
d) result in a violation of or require any authorization, consent, approval, exemption or other action by or notice to any court or Authority (as defined in Section 12.3) pursuant to, the charter or bylaws of Seller or Corporation or any Regulation (as defined in Section 12.3), Order (as defined in Section 12.3) or Contract (as defined in Section 12.3) to which the Seller or a Corporation or their respective properties are subject. The Seller will comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          2.9  Financial  Statements.
               ---------------------

     (a) Attached as Schedule 2.9(a)(l) hereto are audited year-end balance sheets and statements of operations, stockholders equity and cash flow of Corporation as of December 31, 2003 and un-audited balance sheets for the period commencing January 1, 2004 and ending June 30, 2004 and un-audited statements of operations, stockholders equity and cash flow for the Six (6) month period then ended. Such balance sheets and the notes thereto fairly present the financial position of Corporation as at the respective dates thereof, and such statements of operations, stockholders equity and cash flow and the notes thereto (i) fairly present the results of operations for the periods therein referred to, all in accordance with GAAP (as defined in Section 12.3) (except as stated therein or in the notes thereto) applied on a consistent basis and (ii) fairly present the financial condition of Corporation at the respective date of, and for the period covered by such statements and (iii) except as disclosed in
Schedule 2.9(a)(2) hereto, are in accordance with the required or permitted statutory accounting requirements or practices applied on a consistent basis under the laws of the State of Georgia. Corporation has no liability, whether accrued, absolute or contingent, of a type required to be reflected on a balance sheet or described in the notes thereto in accordance with GAAP, other than (i) liabilities which have been reflected or reserved against in the Financial
Statements, (ii) liabilities incurred since the Financial Statement Date (as hereinafter defined) in the ordinary course of business, (iii) liabilities covered by insurance or reinsurance, and (iv) liabilities disclosed in Schedule 2.9(a)(2) hereto. The balance sheet, the statement of income and the statement of changes in financial position as of June 30, 2004, and the notes thereto are herein collectively referred to as the "Financial Statements" and June 30, 2004, is referred to herein as the "Financial Statement Date".

     (b) Except as set forth in Schedule 2.9(b) hereto, Corporation does not have any Indebtedness (as defined in Section 12.3), obligation or liability (whether accrued, absolute, contingent, un-liquidated or otherwise, known or unknown to Seller or Corporation, whether due or to become due) arising out of transactions entered into or Occurrences (as defined in Section 12.3) that occurred at or prior to the Closing Date, other than: (a) liabilities set forth in the Financial Statements and (b) liabilities and obligations which have arisen after the Financial Statement Date in the ordinary course of business (none of which is a liability resulting from breach of Contract, breach of warranty, tort, infringement, Claim or lawsuit.

     (c) The balance sheet of Corporation as of the Closing Date is set forth as Schedule 2.9(c) hereto which is true and complete in all material respects.

          2.10  Employees.  Schedule 2.10  lists  all  employees  or independent
                ---------
contractors providing services to Corporation. Corporation has been for the past four years, and currently is, in compliance with all Federal, State and local Regulations or Orders affecting employment and employment practices of such Corporation (including those Regulations promulgated by the Equal Employment Opportunity Commission), including terms and conditions of employment and wages and hours. At the Closing Corporation will have no liability to any of past or present employees, officers or directors or independent contractors except as to those individuals described in Section 6.2.

          2.11  Absence of  Certain Changes. Since the Financial Statement Date,
                ---------------------------
to the best knowledge of the Seller and Corporation there has not been (a) any Material Adverse Change (as defined in Section 12.3) in the business, prospects, financial condition or in the operations of the Corporation's businesses; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect, with regard to the Corporation's properties and businesses; (c) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Corporation's capital stock, or any redemption or other acquisition of such stock by Corporation; (d) any increase in the compensation payable to or to become payable by Corporation to its officers or employees or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees or any Affiliate of Corporation; (e) any entry into any material Contract not in the ordinary course of business, including without limitation any borrowing or capital expenditure; or (f) any change by either of the Corporation in accounting methods or principles.

          2.12  Contracts.
                ---------

     (a)  Except  as expressly contemplated by this Agreement or as set forth on
Schedule 2.12(a) hereto, as of the Closing Date, Corporation is not a party to any written or oral:

     (i) pension, profit sharing, stock options, employee stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan, or any Contract with any labor union;

     (ii) Contract for the employment of any officer, individual employee or other person on a full-time, part-time, consulting or other basis or Contract relating to loans to officers, directors or Affiliates;

     (iii) Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of Corporation;

     (iv) Guarantee  (as  defined  in  Section  12.3)  of  any  obligation;

     (v) Contract under which the Corporation has advanced or loaned any Person amounts;

     (vi) Contract under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property described in Schedule 2.12 (vi);

     (vii) Contract under which Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation;

     (viii) Contract or group of related Contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $2,000;

     (ix) assignment, license, indemnification or Contract with respect to any intangible property (including, without limitation, any Proprietary Rights (as defined in Section 12.3);

     (x) warranty Contract with respect to its services rendered or its products sold or leased;

     (xi) Contract under which it has granted any Person any registration rights (including piggyback rights) with respect to any securities;

     (xii) Contract prohibiting it from freely engaging in any business or competing anywhere in the world;

     (xiii) Contract for the purchase, acquisition or supply of property and assets, whether for resale or otherwise;

     (xiv)  Contracts  with  independent  agents  or  brokers;

     (xv) employment,  consulting,  sales,  commissions  or marketing contracts;

     (xvi) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations;

     (xvii) Contracts with Persons with which, directly or indirectly, the Seller also has a Contract; or

     (xviii) any other contract which is material to its operations and business prospects or involves a consideration in excess of $10,000 annually excluding any purchase orders in the ordinary course of business.

     (b) The Corporation has performed in all material respects all obligations required to be performed by it and is not in default in any material respect under or in breach of nor in receipt of any claim of default or breach under any Contract to which the Corporation is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any Contract to which the Corporation is subject; the Corporation has no present expectation or intention of not fully performing all such obligations; the corporation has no knowledge of any breach or anticipated breach by the other parties to any Contract to which it is a party; and the Corporation is not a party to any materially adverse Contract.

     (c) Attached hereto as Schedule 2.12(c) is a true and complete copy of each of the Corporation's Contracts with any Person who sells products or services to Corporation or who has a Contract to resell any product or service provided by Corporation.

          2.13  True and  Complete  Copies.  Copies  of  Contracts and documents
                --------------------------
delivered and to be delivered hereunder by the Seller or Corporation are and will be true and complete copies of such agreements, contracts and documents.

          2.14  Title  and  Related  Matters.
                ----------------------------

               (a) Except as set forth in Schedule 2.14(a) hereto, Corporation has good and marketable title to all of the properties and assets reflected in the Financial Statements or acquired after the date thereof and for properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, except (i) statutory Liens not yet delinquent, (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties; or do not detract from the value of such properties and assets, taken as a whole, (iii) as reflected in the Financial Statements or the notes thereto.

               (b) The Corporation owns, and will on the Closing Date, own good and marketable title to all the personal property and assets, tangible or intangible, used in their respective businesses except as to those assets leased as set forth in Schedule 2.14(b) hereto, all of which leases are in good standing and no party is in default thereunder. Except as set forth in Schedule 2.14(b) hereto, none of the assets belonging to or held by the Corporation is or will be on the Closing date subject to any (i) Contracts of sale or lease, or
(ii)  Liens.

               (c) There has not been since the Financial Statement date and will not be prior to the Closing Date, any sale, lease, or any other disposition or distribution by the Corporation of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise consented to by the Purchaser. After the Closing, the Purchaser will own, or have the unrestricted right to use, all properties and assets that are currently used in connection with the businesses of the Corporation.

     2.15  Litigation.  There  is  no Claim (as defined in Section 12.3) pending
           ----------
or, to the best knowledge of the Seller or the Corporation threatened against the Seller or the Corporation which, if adversely determined, would have a Material Adverse Effect on the Seller or the Corporation. Nor is there any Order outstanding against the Seller or the Corporation having, or which, insofar as can be reasonably foreseen, in the future may have, a Material Adverse Effect on the Corporation.

     2.16  Tax  Matters.
           ------------

               (a) Corporation has filed all federal, state, and local tax reports, returns, information returns and other documents (collectively the "Tax Returns") required to be filed and has duly paid or accrued on the Financial Statements all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, the "Taxes") due claimed to be due or may be due by federal, state, or local authorities (collectively, the "Taxing Authorities"). All Taxes required or anticipated to be paid for all periods prior to and including the Closing Date have been paid or fully reserved against in accordance with GAAP, except as provided in Schedule 2.16 hereto. All Taxes which are required to be withheld or collected by Corporation have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of the Corporation except for liens for Taxes not yet due and payable. Corporation has not executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), of Corporation is substantially correct and incompliance with the Internal Revenue Code of 1986, as amended and the regulations there under (the "Code").

               (b) No issues have been raised that are currently pending by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to the Corporation which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of Corporation on the Tax Returns filed by or on behalf of Corporation for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied to the Purchaser, state accurately, in all material respects the information requested with respect to Corporation and such information was derived from the books and records of Corporation.

     (c) Corporation is not subject to any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for federal income tax purposes. Corporation is not a party to any tax sharing agreement.

     (d)  Corporation  is  not a "consenting corporation", within the meaning of
Section 341(f)(l) of the Code, or comparable provisions of any state statutes, and none of the assets of the Corporation is subject to an election under
Section 341(f) of the Code or comparable provisions of any state statutes.

     (e) The most recent review of the Tax Returns of Corporation by the Internal Revenue Service was as set forth in Schedule 2.16 hereto.

     (f) Corporation is not and will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under the Tax Reform Act of 1986 or the Revenue Act of 1987.

     (g) None of the assets of Corporation constitutes tax-exempt bond financed property or tax exempt use property within the meaning of Section 168 of the Code, and none of the assets of Corporation are subject to a lease, safe harbor lease, or other arrangement as a result of which Corporation are not treated as the owner for federal income tax purposes.

     (h) Corporation has not made or become obligated to make, and will as a result of any event connected with the Closing become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

     (i)  Tax  Sharing  Agreements.  Corporation  is  not  a  party  to  any Tax
          ------------------------
Sharing  Agreement.

     (j) Returns and Reports. Corporation shall file all Tax Returns and reports
         -------------------
with respect to Taxes which are required to be filed for Tax periods ending on or before the Closing Date (a "Pre-Closing Tax Return") and shall pay all amounts shown to be due on such Pre-Closing Tax Returns to the appropriate taxing authority.

     (k)  Tax  Books  and Records. The Purchaser and the Seller shall furnish or
          -----------------------
cause to be furnished to each other, upon request, as promptly as practicable, such information (including access of books and records) and assistance relating to the Corporation as is reasonably necessary for the filing of any return or report, for the preparation for any audit, and for the prosecution or defense of any claim relating to any proposed adjustment or refund Claim.

     2.17 Compliance with Law and Applicable Government Regulations. Corporation
          ---------------------------------------------------------
is presently complying in respect of its operations, practices, real property, plants, structures, and other property, and all other aspects of its business, with all applicable Regulations and Orders, including, but not limited to, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety where such failure or failures would individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor to the best knowledge of the Seller or the Corporation are there any Claims threatened, nor has the Seller or the Corporation received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Seller or the Corporation including any requirement of OSHA or any pollution and environmental control agency (including air and water).

          2.18  ERISA  and  Related  Matters.
                -----------------------------

(a)  Benefit  Plans:  Obligations to Employees. Corporation is not a party to or
     -----------------------------------------
participates  in  or have any liability or contingent liability with respect to:

     (i) any "employee welfare benefit plan", "employee pension benefit plan" or "multiemployer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

     (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (referred to collectively hereinafter as "fringe benefit arrangements") for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

     (iii) any employment agreement not terminable on 30 days' or less written notice, without further liability.

     2.19     Banks,  Brokers  and Proxies.  Schedule 2.19 hereto sets forth (i)
              ----------------------------
the name of each bank, trust company, securities or other broker or other financial institution with which the Corporation has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each person authorized by the Corporation to draw thereon or to have access to any such safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of the Corporation in matters concerning its business or affairs. All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Corporation for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable. At the Closing, the Seller shall cause each such bank, trust company, broker or financial institution to prepare an account summary for each account owned by the Corporation which shall be of a date not less than two business days prior to the Closing Date, and shall be attached hereto as Schedule 2.19. The account statements attached hereto as Schedule 2.19 are true and complete in all respects.

     2.20  Intellectual  Property.
           ----------------------

     (a) Corporation has no trade name, service mark, patent, copyright or trademark related to its business, except those which are set forth in Schedule 2.20, which are all those necessary for the operation of their respective businesses.

     (b)  Corporation  has  the  right  to  use each Proprietary Right listed in
Schedule 2.20, and except as otherwise set forth therein, each of such Proprietary Rights is, and will be on the Closing Date, free and clear of all royalty obligations and Liens. There are no Claims pending, or to the best knowledge of the Seller and the Corporation, threatened, against Corporation that its use of any of the Proprietary Rights listed on Schedule 2.20 infringes the rights of any Person. The Seller and Corporation have no knowledge of any conflicting use of any of such Proprietary Rights.

     (c) Corporation is not a party in any capacity to any franchise, license or royalty agreement respecting any Proprietary Right and there is no conflict with the rights of others in respect to any Proprietary Right now used in the conduct of its business.

          2.21  Dealings  with  Affiliates.  Schedule  2.21 hereto  sets forth a
                --------------------------
complete list, including the parties, of all oral or written agreements and arrangements to which the Corporation is, will be or has been a party, at any time from December 31, 2003 to the Closing Date, and to which any one or more
Affiliates  is  also  a  party.

          2.22  Insurance.  Corporation currently  has,  and through the Closing
                ---------
Date will have, insurance contracts or policies (the "Policies") in full force and effect which provide for coverages that are usual and customary as to amount and scope in the businesses of the Corporation. Schedule 2.22 hereto sets forth a summary of all insurance contracts or policies that relate to liability or excess liability insurance (collectively, the "Liability Policies") and all other Policies, including the name of the insurer, the types, dates and amounts of coverages, and any material coverage exclusions. Except as set forth in
Schedule 2.22 hereto all of the Policies and Liability Policies remain in full force and effect. The Corporation has not breached or otherwise failed to perform in any material respects their obligations under any of the Policies or the Liability Policies nor has the Seller or the Corporation received any adverse notice or communication from any of the insurers party to the Policies or the Liability Policies with respect to any such alleged breach or failure in connection with any of the Policies or the Liability Policies. All Policies are sufficient for compliance with all Regulations, Orders and all Contracts to which either Corporation is subject; are valid, outstanding, collectible and enforceable policies; and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Neither the Seller nor the Corporation has ever been refused any insurance with respect to the Corporation assets or operations, nor has coverage ever been limited by any insurance carrier to which the Corporation have applied for any Policy or with which either Corporation has carried a Policy.

2.23.  Securities  Law  Representations  and  Warranties.

2.24 The Seller is an Accredited Investor as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act).

2.25 The Seller has received information from books and records of the Purchaser, has carefully reviewed and relied on the disclosures contained therein, and information otherwise provided to him in writing by the Purchaser. The Seller understands that all documents, records and books pertaining to this investment have been made available for inspection by his attorney and/or his accountant and him. The Seller and/or his advisers have had a reasonable opportunity to ask questions of and receive answers from the Purchaser, or a person or persons acting on its behalf, concerning the Common Stock of the Purchaser, and all such questions have been answered to the full satisfaction of the Seller. No oral representations have been made or oral information furnished to the Seller or his advisers in connection with Common Stock of the Purchaser were in any way inconsistent with the information furnished.

2.26 The Seller (i) has adequate means of providing for his current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Common Stock of the Purchaser for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

2.27 The Seller recognizes that the Purchaser has a limited financial and operating history and no history of profitable operations, and that the Common Stock of the Purchaser as an investment involves special risks, including those disclosed to the Seller by the Purchaser.

2.28 The Seller understands that the Common Stock of the Purchaser has not been nor will be registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings. The Seller understands that the Common Stock of the Purchaser must be held indefinitely unless it is subsequently registered, or an exemption from such registration is available. The Seller further understands that the Purchaser has not agreed to file and the Purchaser does not anticipate the filing of a registration statement under the Securities Act to allow a public resale of the Common Stock of the Purchaser. However, pursuant to that certain Registration Rights Agreement described in Exhibit 1 attached hereto, the Purchaser has agreed to
                    ----------
     registration rights under certain conditions with respect to the resale of the common stock underlying the Common Stock of the Purchaser.

2.29 The Common Stock of the Purchaser is being purchased solely for his own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others and no other person has a direct or indirect beneficial interest in the Common Stock of the Purchaser. The Seller or his advisers have such knowledge and experience in financial, tax, and business matters to enable him to utilize the information, made available to him in connection with Common Stock of the Purchaser to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

2.30 The Seller realizes that he may not be able to sell or dispose of his Common Stock of the Purchaser as there will be no public market. In addition, the Seller understands that his right to transfer the Common
     Stock of the Purchaser will be subject to restrictions against transfer unless the transfer is not in violation of the Securities Act, and the securities laws of any state (including investor suitability standards), and the Purchaser consents to such transfer. The Seller also acknowledges that he shall be responsible for compliance with all conditions on transfer imposed by the Securities Act, or the securities law of any state and for any expenses incurred in connection with such a proposed transfer.

2.31 All information which the Seller has provided to the Purchaser concerning himself, his financial position, and his knowledge of financial and business matters, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to his subscription being accepted, he will immediately provide the Purchaser with such information.

2.32 Pursuant to Regulation D under the Securities Act, the Seller understands and agrees that the following restrictions and limitations are applicable to his purchase, resales, hypothecations or other transfers of the Common Stock of the Purchaser:

          i. The Seller agrees that the Common Stock of the Purchaser shall not be sold, pledged, hypothecated or otherwise transferred unless the Common Stock of the Purchaser is registered under the Securities Act, and the securities laws of any state, or are exempt therefrom;

          ii. A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the Common Stock of the Purchaser:

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO
     THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

          iii. Stop transfer instructions to the transfer agent of the Common Stock of the Purchaser have been or will be placed with respect to the Common Stock of the Purchaser so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above;

          iv. The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the Seller of certificate(s) or other document(s) for transfer.

2.33 The Seller acknowledges that he will be responsible for compliance with all conditions on transfer imposed by any federal or state securities statute and securities law administrator and for any expenses incurred by the Purchaser for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

2.34 The Seller understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the Common Stock of the Purchaser and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

2.35 The  Seller  understands  that:

     i. No assurances are or have been made regarding any economic advantages (including tax) which may inure to the benefit of the Seller;

     ii. No assurances are or have been made concerning the distribution of profits to the Purchaser's investors; and

     iii. He is aware that this subscription is independent of any other subscription for the Common Stock of the Purchaser.

2.36 The Seller acknowledges and is aware that it never has been represented, guaranteed, or warranted to him by the Purchaser, its directors, officers, agents or employees, or any other person, expressly or by implication, as to any of the following:

     i. The approximate or exact length of time that he will be required to remain as an owner of his Common Stock of the Purchaser;

     ii. The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or

     iii. That the limited past performance or experience on the part of the Purchaser, or any future projections will in any way indicate the predictable results of the ownership of the Common Stock of the Purchaser or of the overall financial performance of the Purchaser.

2.37 The Seller acknowledges that the Purchaser has made available to him or his purchaser representative, if any, or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to him and to evaluate the merits and risks of this investment.

2.38 The Seller confirms that he has consulted with his purchaser representative, if any, or other personal advisers and that said purchaser representative or other advisers have analyzed the information furnished to him and the documents relating thereto on his behalf and have advised him of the business and financial aspects and consequences of and liabilities associated with his investment in the Common Stock of the Purchaser. The Seller represents that he has made other risk capital investments or other investments of a speculative nature, and by reason of his business and financial experience and of the business and financial experience of those persons he has retained to advise him with respect to investments of this nature. In reaching the conclusion that he desires to acquire the Common Stock of the Purchaser, the Seller has carefully evaluated his financial resources and investments and acknowledges that he is able to bear the economic risks of this investment.

2.39 The Seller acknowledges that all information made available to him and/or his purchaser representative, if any, and/or personal advisers in connection with his investment in the Common Stock of the Purchaser, including the information furnished to him is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of the Purchaser.

2.40  Disclosure.  Neither  this Agreement nor any of the exhibits, attachments,
      ----------
written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Seller or the Corporation with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Seller or the Corporation have not disclosed to the Purchaser in writing and of which the Seller or the Corporation or any of their respective officers, directors or executive employees is aware and which could reasonably be anticipated to have a Material Adverse Effect on either of the Corporation or the ability of the Purchaser to continue the businesses of the Corporation in the same manner as the Corporation conducted their businesses prior to the Closing Date.

ARTICLE III  REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASER

          The Purchaser represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

          3.1  Corporate  Organization,  etc.  The  Purchaser  is  a corporation
               -----------------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

          3.2  Authorization,  etc.  The  Purchaser has full corporate power and
               -------------------
authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Purchaser has duly authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

ARTICLE  IV  COVENANTS  OF  THE  SELLER  AND  CORPORATION

          Until the Closing Date, except as otherwise consented to or approved by the Purchaser in writing, the Seller and the Corporation covenant and agree that they shall act, and shall cause Corporation so to act or refrain from acting where required hereinafter, to comply with the following:

          4.1  Regular  Course  of  Business.  The Corporation shall operate its
               -----------------------------
respective businesses diligently and in good faith, consistent with past management practices; shall maintain all of their respective properties in good order and condition, shall maintain (except for expiration due to lapse of time) all leases and Contracts described herein in effect without change except as expressly provided herein; shall comply with the provisions of all Regulations and Orders applicable to the Corporation and the conduct of their respective businesses; shall not cancel, release, waive or compromise any debt, Claim or right in its favor having a value in excess of $1,000; shall not alter the rate or basis of compensation of any of its officers, directors or employees; shall maintain insurance and reinsurance coverage up to the Closing Date with at least the coverage and in the amounts set forth herein.

          4.2  Amendments.  Except as required for the transactions contemplated
               ----------
in this Agreement, no change or amendment shall be made in the charter or by-laws of the Corporation. The Corporation shall not merge into or consolidate with any other corporation or person, or change the character of their businesses.

          4.3  Capital Changes; Pledges. Corporation shall not issue or sell any
               ------------------------
shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants to purchase or rights to subscribe to, any shares of its capital stock and Corporation shall not pledge or otherwise encumber any shares of its capital stock.

          4.4  Dividends.  Corporation  shall  not declare, pay or set aside for
               ---------
payment any dividend or other distribution in respect of its capital stock, nor shall the Corporation, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

          4.5  Capital  and  Other  Expenditures. Corporation shall not make any
               ---------------------------------
capital expenditures, or commitments with respect thereto, except as provided herein. Corporation shall not make any loan or advance to any Affiliate and the Corporation shall collect in full any amounts outstanding now due from any Affiliate.

          4.6  Borrowing.  Corporation  shall not incur, assume or guarantee any
               ---------
Indebtedness not reflected on the Financial Statements except in the ordinary course of business or for purposes of consummation of transactions contemplated by this Agreement and in any case only after consultation with the Purchaser.

          4.7  Other  Commitments.  Except  as  set  forth  in  this  Agreement,
               ------------------
incurred or transacted in the ordinary course of business, or permitted in writing by the Purchaser, Corporation shall not enter into any transaction or make any commitment or incur any obligation (including entering into any real property leases).

          4.8  Interim Financial Information and Audit. Corporation shall supply
               ---------------------------------------
the Purchaser with unaudited monthly operating statements within thirty (30) days after the end of each month ending between the date hereof and the Closing Date, certified by the Corporation' chief financial officer as having been prepared in accordance with procedures employed by the Corporation in preparing prior monthly operating statements and certifying that such financial statements were prepared in accordance with GAAP and include all adjustments (all of which were normal recurring adjustments) necessary to fairly present, in all material respects, the Corporation financial position, results of operations and changes in financial position at and for such period.

          4.9  Full  Access  and  Disclosure.
               ------------------------------

     (a) Seller and Corporation shall afford to the Purchaser and its counsel, accountants and other authorized representatives reasonable access during business hours to each of the Corporation facilities, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Corporation; and Seller shall cause Corporation officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser shall from time to time reasonably request including, without limitation, any internal control recommendations applicable to the Corporation made by the Seller's independent auditors in connection with any audit of Corporation.

     (b) From time to time prior to the Closing Date, Seller shall promptly supplement or amend information previously delivered to the Purchaser with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth herein or disclosed.

          4.10 Consents.  Seller and Corporation shall use their best efforts to
               --------
obtain on or prior to the Closing Date, all consents necessary to the consummation of the transactions contemplated hereby.

          4.11 Breach  of  Agreement. Corporation shall not take, and the Seller
               ---------------------
shall not take any action or permit the Corporation to take any action which if taken prior to the Closing Date would constitute a breach of this Agreement.

          4.12 Confidentiality.  The  Seller  and  the  Corporation  shall,  and
               ---------------
shall cause its principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the Buyer's prior consent, all information received by it from the Purchaser or its officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.


ARTICLE  V  COVENANTS  OF  THE  PURCHASER

The Purchaser hereby covenants and agrees with the Seller that prior to June 30, 2004:

          5.1  Confidentiality.  The  Purchaser  shall,  and  shall  cause  its
               ---------------
principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the Seller's prior consent, all information received by it from the Seller's or the Corporation's officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

ARTICLE  VI  OTHER  AGREEMENTS

          As   a  condition  to  the  parties'  obligation  to  consummate  the transactions  contemplated  hereby:

          6.1  Agreement to Defend. In the event any action, suit, proceeding or
               -------------------
investigation of the nature specified in Section 7.5 or Section 8.3 hereof is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

          6.2  Employment and Non-Competition. Brax Crutchin, Lee Yarborough and
               ------------------------------
Hubert Yarborough ("Managers"), at the Closing, execute and deliver the Employment and Non-Competition Agreements in the form of Exhibit 6.2 hereto (the "Employment and Non-Competition Agreement"). In addition to such terms and conditions as are customary in an executive employment agreement as reflected in the applicable exhibit to this Section, the Employment Agreement for each of the foregoing Managers shall provide: (a) for a term of two (2) years with automatic renewals for successive two (2) year periods unless terminated earlier as provided therein; (b) that it is not terminable while the Note Balance remains unpaid except for cause which shall be generally defined as (i) an action or omission which constitutes a willful and material breach of, or a willful and material failure or refusal (other than by reason of his disability or incapacity) to perform duties under the Employment Agreement; (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, or (iii) a conviction of any crime which involves dishonesty or a breach of trust; (c) that no material administrative or corporate support functions, unless requested by the Sellers of the Corporation shall be integrated with those of the Buyer, unless required by applicable law, rule or regulation, until the Note Balance is paid in full; (d) 100% of profits in excess of the historical profit margin of .23 % of gross sales, determined according to GAAP, shall be eligible for distribution through a bonus compensation plan administered by the Lee Yarborough; (e) a grant of 50,000 stock options for Lee Yarborough and Hubert Yarborough and 150,000 stock options for Brax Crutchin; (e) 100% of commissions earned by Corporation from sales to affiliates of Buyer shall be paid to Brax Crutchin and (e) incentives as follows:

     a. Commencing within thirty (30) days after the closing of the Transaction, a special committee (the "Committee) of the Board of Directors of the Buyer shall be established to meet with the Managers of the Corporation to establish guidelines (the "Guidelines") for acquisitions of companies like or similar to the Corporation. After the Guidelines have been established and approved by the board of the Buyer, the Managers may from time to time bring acquisition candidates (the "Targets") to the Committee for review. If the acquisition terms comply with the Guidelines for the Target the Buyer will make available a pool of the Buyer's common stock and apportion cash which may be available from the Buyer for the purchase of the Targets as subsidiaries of their operation.

     b. In the event of the acquisition of any Target Companies, the Committee would establish reasonable financial goals for the results of operations of any Target Company acquired, to include target sales, target growth in sales, target EBITDA, hereinafter collectively the "Target Goals".

     c. At the end of each full fiscal year of operation for any Target Company, Buyer shall cause an audit to be performed by the independent auditors that audits the financial statements of Buyer of the Target acquired (the "Target Audit").

     d. In the event the results of operation of each Target Company, as determined by the Target Audit, is equal to greater than the Target Goals, then an amount not less than Twenty Five Percent (25%) of the net income of any Target Company, as established by the Target Audit, would become eligible Incentive Compensation to the Managers payable in accordance with the Employment Agreement at the election of the Corporation, in cash or shares of common stock of Buyer determined in accordance with the same formula as agreed herein. The Buyer will prepare a detailed example as part of the final purchase agreement.

     e. Incentive Compensation payable under this Section shall be cumulative over a three (3)year period.

          6.3  Further  Assurances.  Subject to the terms and conditions of this
               -------------------
Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date the Purchaser shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Purchaser, the title to any property or rights of any of the Corporation acquired or to be acquired by reason of, or as a result of, the acquisition, the Seller agrees that the Seller and its proper officers shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Seller, and are fully authorized in the name of the Seller or otherwise to take any and all such action.

          6.4  Consents. Without limiting the generality of Section 6.3, each of
               --------
the parties hereto shall use its best efforts to obtain all permits, authorizations, consents and approvals of all persons and governmental authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

          6.5  No  Solicitation  or Negotiation. Unless and until this Agreement
               --------------------------------
is terminated, the Seller and the Corporation shall not, and each shall use its, best efforts to cause its directors, officers, employees, representatives, agents, advisors, accountants and attorneys not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any person with respect to, or have any discussions with any persons relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Corporation, or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          6.6  Deliveries After Closing. From time to time after the Closing, at
               ------------------------
the Purchaser's request and without expense to the Seller and without further consideration from the Purchaser, the Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Purchaser reasonably may require to convey, transfer to and vest in the Purchaser and to put the Purchaser in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

ARTICLE  VII     CONDITIONS  TO  THE  OBLIGATIONS  OF  THE  PURCHASER

                                  EXHIBIT 2.8

                                   VIOLATIONS




                                      NONE

                                 EXHIBIT 2.9 (a)

                              FINANCIAL STATEMENTS




                                    ATTACHED

                                                                     AGEE FISHER



PERSONNEL RESOURCES OF GEORGIA, INC.
-------
FINANCIAL STATEMENTS
(with report of independent auditors)

YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                     AGEE FISHER


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

Board of Directors and Shareholder
Personnel Resources of Georgia, Inc.
Atlanta, Georgia

We have audited the accompanying balance sheets of Personnel Resources of Georgia, Inc. (the Company) as of December 31, 2003 and 2002, and the related statements of operations and accumulated defied and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a text basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made, by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Personnel Resources of Georgia, Inc. as of December 31, 2003 and 2002, and the results of operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Agee Fisher, LLC.
February 13, 2004



       AGEE FISHER, LLC - CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS
            750 HAMMOND DRIVE - BUILDING 17 - ATLANTA, GEORGIA 30328
              (P) 404.250.4570 (F) 404.847.0511 WWW.AGEEFISHER.COM

                      PERSONNEL RESOURCES OF GEORGIA, INC.
                                   ----------
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002


                                                           2003        2002
                                                        ----------  ----------
ASSETS
------

CURRENT ASSETS:
  Cash                                                  $ 159,611   $ 131,440
  Accounts receivable                                      68,264     102,767
  Loans receivable                                        157,753     192,412
  Prepaid expenses                                        209,196          -0-
                                                        ----------  ----------
    Total current assets                                  594,824     426,619

NET PROPERTY AND EQUIPMENT                                104,948     155,447

DEPOSITS                                                   32,913      99,151
                                                        ----------  ----------

       TOTAL ASSETS                                     $ 732,685   $ 681,217
                                                        ==========  ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------

CURRENT LIABILITIES:
  Current portion of long-term debt                     $  84,415   $. $7,091
  Current portion of capital lease obligations              3,411      17,788
  Note Payable                                             33,800          -0-
  Accounts payable and accrued expenses                   107,087      90,842
  Accrued payroll liabilities                             247,287     301,840
  Unearned revenue                                        143,097      45,906
                                                        ----------  ----------
    Total current liabilities                             619,097     513,467

NONCURRENT LIABILITIES:
  Capital lease obligations, net of current portion            -0-      3,410
  Long-term debt, net of current portion                   15,267      40,183
                                                        ----------  ----------
    Total noncurrent liabilities                           15,267      43,593
                                                        ----------  ----------

      TOTAL LIABILITIES                                   634,364     657,060
                                                        ----------  ----------

SHAREHOLDER'S EQUITY:
  Common stock, no par value; 1,000 shares authorized,
    issued and outstanding                                213,959     213,959
  Accumulated deficit                                    (115,638)    (89,802)
                                                        ----------  ----------

TOTAL SHAREHOLDER'S EQUITY                                 98,321     124,157
                                                        ----------  ----------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY              $ 732,685   $ 681,217
                                                        ==========  ==========

                       See notes to financial statements.

                      PERSONNEL RESOURCES OF GEORGIA, INC.
                                   ----------
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                      2003          2002
                                                  ------------  ------------
REVENUES                                          $33,822,979   $28,880,192

COST OF REVENUES                                   32,329,613    27,578,575
                                                  ------------  ------------

GROSS PROFIT                                        1,493,386     1,301,617

OPERATING EXPENSES                                  1,433,928     1,265,920
                                                  ------------  ------------

NET INCOME FROM OPERATIONS                             59,438        35,697

OTHER INCOME (EXPENSE):
  Interest expense                                     (1,858)       (2,635)
  Interest Income                                      18,649        14,746
  Other income                                          1,639        16,624
                                                  ------------  ------------

NET INCOME                                             77,868        64,432

DISTRIBUTIONS                                        (103,704)           -0-

ACCUMULATED DEFICIT, beginning of year                (89,802)     (154,234)
                                                  ------------  ------------

ACCUMULATED DEFICIT, end of year                  $  (115,638)  $   (89,802)
                                                  ============  ============

                       See notes to financial statements.

                           PERSONNEL RESOURCES OF GEORGIA, INC.
                                        ----------
                                 STATEMENTS OF CASH FLOWS
                          YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                      2003        2002
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                       $  77,868   $  64,432
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation expense                                          55,429      20,167
        Changes in:
          Accounts receivable                                         34,503     (56,861)
          Deposits                                                    66,238      14,253
          Prepaid expenses                                          (209,195)         -0-
          Accounts payable and accrued expenses                       16,245      90,842
          Accrued payroll liabilities                                (54,553)    301,840
          unearned revenue                                            97,190          -0-
                                                                   ----------  ----------

              Net cash provided by operating activities               83,725     434,673
                                                                   ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                 (4,929)     (5,378)
  Change in loans receivable, net                                     34,358      15,860)
  Purchase of existing business                                           -0-   (277,399)
                                                                   ----------  ----------

              Net cash provided by (used in) investing activities     29,729    (298,637)
                                                                   ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of capital lease obligations                             (17,787)    (16,312)
  Repayment of long-term debt                                        (57,082)    (24,065)
  Proceeds from long-term debt                                        59,500      35,000
  Increase in note payable, net of payments made                      33,800          -0-
  Distributions                                                     (103,704)         -0-
                                                                   ----------  ----------

              Net cash used in financing activities                  (85,283)     (5,377)
                                                                   ----------  ----------

NET INCREASE IN CASH                                                  28,171     130,859

CASH, beginning of year                                              131,440         781
                                                                   ----------  ----------

CASH, end of year                                                  $ 159,611   $ 131,440
                                                                   ==========  ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  AND NONCASH FINANCING ACTIVITIES:

    Cash paid during the year for interest                         $   1,858   $   2,635
                                                                   ==========  ==========

    Financed purchase of property and equipment                    $      -0-  $  56,613
                                                                   ==========  ==========

                       See notes to financial statements.

                       PERSONNEL RESOURCES OF GEORGIA INC.
                                   ----------
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


1.   Description of Business and Summary of Significant Accounting Policies:

     Business Activity
     -----------------
     Personnel Resources of Georgia, Inc. (the Company), formally Ayin Developing Company, Inc., was incorporated in January 2001, and is engaged in the business of employee leasing to various companies throughout the Southeast U.S., with a concentration in the State of South Carolina.

     Property and Equipment
     ----------------------
     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures determined to represent additions and betterments are capitalized. Cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of sate or retirement; any resulting gain or loss is reflected in the statement of operations. Depredation is provided by use of accelerated methods over the estimated useful lives of the various assets.

     Estimates
     ---------
     The preparation of financial statements In conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Income Taxes
     ------------
     The Company has elected, under the provisions of the Internal Revenue Code, to be taxed as an S Corporation. Under these provisions, the Company does not provide for, or pay, income taxes on its taxable income. The shareholder is table for Income taxes on the Company's taxable income. Thus, no provision for income taxes has been recorded.


2.   Financial Instruments and Credit Risk:

     Financial instruments subject to credit risk are cash end trade accounts receivable. The Company has cash deposits with large financial institutions that fluctuate in excess of federally insured limits. If these financial institutions were not to honor their contractual liability to the Company, then the Company could incur losses. Management is of the opinion that there is no risk because of the financial strength of these financial institutions. The Company extends unsecured credit to its client companies in the normal course of business. Management seeks to reduce risk of loss from non-payment by employing credit assessment procedures on prospective client companies and continual monitoring of receivables. Payment is generally due in advance of services such as scheduled payrolls, and in the event of non-payment, the Company will immediately suspend services to avoid potential loss. The Company utilizes the allowance method for accounting for bad debts; however, management considers all accounts fully collectible. Accordingly, no allowance for doubtful accounts is required.


3.   Loans Receivable:

     The Company has an unsecured net balance due on demand from an employee of $394,077 at December 31, 2003, interest accrues and is payable annually at the prime rate (4% at December 31, 2003). The Company has an unsecured balance due from another employee of $25,668 at December 31, 2003. Interest accrues at 7%. The recorded values of these loans are reflected at what management believes to be the collectible balances. Due to the positions of these employees and ability of the Company to offset future bonuses and commissions against these loans if necessary, management does not believe these loans pose a credit risk to the Company.

                      PERSONNEL RESOURCES OF GEORGIA, INC.
                                   ----------
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


4.   Property and Equipment:
                                                            2003      2002
                                                          --------  --------
     Software and computer equipment                      $ 35,676  $ 31,986
     Furniture and fixtures                                 89.791    68,551
     Office equipment                                        5,830     5,830
     Vehicles                                               73,781    73,781
                                                          --------  --------

                                                           185,078   180,148
     Less accumulated depreciation                          80,130    24,701
                                                          --------  --------

                                                          $104,948  $155,447
                                                          ========  ========

     Depreciation expense is $55,429 and $20,167 for the years ended December 31, 2003 and 2002.


5.   Capital Lease Obligations:

     The Company has entered into various capital lease agreements for property and equipment For financial reporting purposes, minimum rental payments have been capitalized. The leases expire at various times over the next year. The leased property under capital leases as of December 31, 2003 has a cost of $30,956 and accumulated depreciation of $7,739. Depreciation of the equipment is included in depreciation expense. The future minimum lease payments under these capital leases for the year ending December 31, 2004 is $3,648 with $238 representing interest.


6.   Pension Plan:

     The Company sponsors and participates in a defined contribution pension plan consisting of fourteen participating companies. The plan covers all employees who have completed one year of service, consisting of at least 1,000 hours of service, and are age twenty-one or older. The Company may elect to make matching contributions baaed upon a percentage of the participant's deferred salary contributions. The Company may also elect to make additional contributions, the amount and timing of which is at the discretion of the Board of Directors. Pension plan costs are $2,941 and $9,444 for the years ended December 31, 2003 and 2002.


7.   Commitments:

     The Company entered into a non-cancelable operating lease agreement for office space expiring in 2007. Rental expanse for the years ended December 31, 2003 and 2002 is $44,031 and $33,304. Future minimum rental payments under the non-cancelable operating lease agreement are as follows:

                                        2004                         $    30,000
                                        2005                              30,000
                                        2006                              30,000
                                        2007                               7,500
                                                                     -----------

                                                                     $    97,500
                                                                     ===========

                      PERSONNEL RESOURCES OF GEORGIA, INC.
                                   ----------
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

8.   Long Term Debt:

     Note payable to Ford Credit - interest of 0% per
     annum; payable $965 per month; maturing
     February 2005. Secured by vehicle.                                $  13,507

     Note payable to GMAC - interest of 0% per
     annum; payable $1,111 per month; maturing
     December 2005. Secured by vehicle.                                   26,675

     Note payable due to Wachovia - Interest of prime
     Rate (4%) +1% per annum; payable $4,539 per month;
     maturing on January 26, 2005.                                        59,500
                                                                       ---------
                                                                          99,682
          Less: Current portion                                           84,415
                                                                       ---------

          Long-term portion                                            $  15,267
                                                                       =========

     The following are maturities of long-term debt:
                                    2004                               $  84,415
                                    2005                                  15,267
                                                                       ---------
                                                                       $  99,682
                                                                       =========

9.   Note Payable:

     Amount is due to an individual at 0% and is due upon demand.

10.  Business Acquisition:

     In April 2002, the Company purchased certain assets of an existing business for $20,000 and assumed certain debt and liabilities of $324,736. Total costs of $344,736 were allocated based on relative estimated fair market values to loan receivable ($176,552), property and equipment ($54,780), and deposit assets ($113,404).

11.  Contingencies:

     The Company had various workers compensation claims against it, all of which have been forwarded to its insurance company. Management believes that if any claim is found in favor of a claimant, the only anticipated financial exposure would be the workers compensation deductible. In the opinion of management, the outcome of such claims will not have a material effect on the financial statements.

     The Company is involved in certain legal actions which are in various stages of litigation, the outcomes of which are not determinable at this time. Management and legal counsel do not anticipate that there will be any material effect on the financial statements as a result of any action presently in progress.

12.  Reclassifications:

     Certain amounts in the 2002 financial statements have been reclassified to conform with the 2003 presentation.

                                 EXHIBIT 2.9 (b)

                             UNDISCLOSED LIABILITIES




                                      NONE

                                 EXHIBIT 2.9 (c)

                           CLOSING DATE BALANCE SHEET




                                    ATTACHED

                               Personnel Resources
                                  Balance Sheet
                                      as of
                                  June 30, 2004

                                                               JUN, 04
                                                     ---------------------------
ASSETS
  CURRENT ASSETS
    Petty Cash                                       $     100.00
    Master Account 1st Union                           327,654.21
    Payroll 2 1st Union                                 (6,697.26)
    Operating Account 1st Unio                        (112,151.13)
    Payroll 1 1st Union                               (113,653.61)
    Regions Bank-Payroll                                 2,972.79
    Bank One                                             6,003.61
    Money Market Account                                 3,148.26       107,376
                                                     ---------------------------
    Accounts Receivable-Trade                         (252,663.47)
    Accounts Receivable-Misc                           437,549.34
    Allow-Dbtful Acct A/R Misc                        (261,991.61)    77,106.94
                                                     ---------------------------
    Deposits                                             1,187.67
    Prepaid Expenses                                     1,959.52
    Prepaid Insurance                                    9,907.59     13,054.78
                                                     ---------------------------
    Prepaid Workers Comp                               389,005.63
    Loan Receivable                                     23,209.23
                                                     -------------
  TOTAL CURRENT ASSETS                                              $455,540.77

  FIXED ASSETS
    Office Equipment                                 $   5,829.71
    Furniture & Fixtures- Ayin                       $  63,478.00
    Accum Depr - Office Equip                          (30,935.74)
    Furniture & Fixtures                             $   6,313.24
    Accum Depr - Furn & Fix                             (2,774.92)
    Vehicles                                            73,78l.00
    Accum Depr - Vehicles                              (39,866.73)
    Computer Equipment                                  19,175.87
    Accum Depr - Equipment                             (11,327.94)
    Intangibles (Software)                              16,500.00
    Accum Depr - Intangibles                           (12,374.98)   (92,280.31)
                                                     -------------  ------------
  TOTAL FIXED ASSETS                                                  87,797.51

  OTHER ASSETS
    Receivable - Officer Loan                        $  68,863.29
                                                     -------------
  TOTAL OTHER ASSETS                                                  68,863.29
                                                                    ------------

TOTAL ASSETS                                                        $612,201.57
                                                                    ============

                               Personnel Resources
                                  Balance Sheet
                                      as of
                                  June 30, 2004


                                                              JUN, 04
                                                     --------------------------
LIABILITIES
  CURRENT LIABILITIES
    Accounts Payable                                 $  39,121.99
    Federal W/H Payable                                 51,131.36
    FICA Payable                                        61,622.51
    State W/H Payable                                   20,445.25
    FUTA Payable                                         6,424.57
    SUTA Payable                                        90,338.66
    SDI Payable                                            220.01
    Accrued Employee Insurance                         (30,232.88)
    Flex Spending Payable                                1,436.13
    United Way Payable                                     590.90
    Garnishments Payable                                 1,178.76
    401k Contributions Payable                          43,367.89
    Simple IRA Payable                                   1,533.22
    401(k) Loan Payable                                    998.90
    Roth IRA Payable                                       568.75
                                                     -------------

  TOTAL CURRENT LIABILITIES                                          288,746.02

  OTHER CURRENT LIABILITIES
    Notes Payable-Current                              281,755.92
    Capitalized Lease-Current                              561.00
    Accrued Other Expenses                              15,329.37
                                                     -------------

  TOTAL OTHER CURR LIAB                                              297,646.29

  LONG TERM LIABILITIES
    Notes Payable-Long Term                             15,267.32
                                                     -------------

  TOTAL LONG TERM LIAB                                                15,267.32
                                                                    -----------

TOTAL LIABILITIES                                                   $601,659.63

CAPITAL
    Common Stock - Ayin                              $ 213,959.00
    Retained Earnings - Ayin                           (11,933.07)
    Dividends                                         (103,704.47)
    Net Income (Loss)                                  (87,779.52)
                                                     -------------

TOTAL CAPITAL                                                         10,541.94
                                                                    -----------

TOTAL LIAB & CAPITAL                                                $612,201.57
                                                                    ===========

                                  EXHIBIT 2.12

                                    CONTRACTS



                                      NONE

                                EXHIBIT 2.14 (a)

                                  TITLE MASTERS



                                      NONE

                                EXHIBIT 2.14 (b)

                                     LEASES



                                      NONE

                                  EXHIBIT 2.16

                                      TAXES


1.   Internal Revenue Service      210,862.16  from 1st Quarter

2.   Internal Revenue Service      2nd Quarter 2004 Payroll Tax Liability, Yet
                                   to receive notice from IRS

3.   Internal Revenue Service      $95,044.00

                                  EXHIBIT 2.19

                                      BANKS


WACHOVIA:  MARK  WESTMORELAND    864-467-2528

Checking
    Master  Account       2000014791934
    Operating  Account    2000014791947
    Payroll  I            2000014791950
    Payroll  II           2000004070597

Loan                      000-15-1076-7


REGIONS BANK:  RICHARD FURMAN    864-233-7989

Checking
    Payroll               3853052486


BANKONE:  JIM  SWIFT             337-494-4338

Checking
    Payroll               1592250680

GRANDSOUTH BANK:  BECKY HILL     864-770-1000

Investment
    Money  Market         2012656

Loan                      4323

                                  EXHIBIT 2.20

                              INTELLECTUAL PROPERTY



                                      NONE

                                  EXHIBIT 2.21

                             AFFILIATE TRANSACTIONS



                                      NONE

                                  EXHIBIT 2.22

                                    INSURANCE


1.     Corporate - see  Attached

2.     Workers  Comp. - see  Attached  listing

     2    Personnel Resources clients & WC coverage


Client
 #           Client               States       Carrier        Eff date  Exp date
1194  Sherwin Swords              SC      Accident Fund         3/1/04    3/1/05
1184  Charo/Dakri                 SC      Accident Fund        6/15/04   6/15/05
1179  RTC Farms                   SC      AIG                  2/15/04   2/15/05
1174  Spectrum Products           SC      AIG                   1/1/04    1/1/05
1012  Chambers Grading            SC      AIG/Sullivan          7/1/04    7/1/05
1159  Application Comp            NC      AIMCO/Morrow          6/1/04    6/1/05
1143  Eagle Business              NC      AIMCO/MorrOw          6/1/04    6/1/05
1122  Morris Comm                 NC      AIMCO/Morrow          6/1/04    6/1/05
1175  RealtiCorp                  NC      AIMCO/Morrow          6/1/04    6/1/05
1195  Jonathan Blackburn          SC      Auto Owners          2/23/04   2/23/05
1159  Application Comp            VA      Cincinnati Co         6/4/04    6/4/05
1149  Life Outcomes               AL      Companion - AL WC     6/3/04    6/3/05
1101  Truck & trailer             AL      Companion - AL WC     6/1/04    6/1/05
1014  Great American Tank Wash    SC      Prime Rate           6/25/04   6/25/05
1146  ABC Logistics               SO      Premium Assignment    6/1/04    6/1/05
1159  Application Comp            SC      Premium Assignment    6/1/04    6/1/05
1165  Atlantic Builders           SC      Premium Assignment    6/1/04    6/1/05
1113  Blake Construction          SC      Premium Assignment    6/1/04    6/1/05
1001  BMC Realty/First Staffing   SC      Premium Assignment    6/1/04    6/1/05
1189  Body Tech Collision         SC      Premium Assignment    6/1/04    6/1/05
1166  Carolina Dental             SC      Premium Assignment    6/1/04    6/1/05
1012  Chambers Grading            SC      Premium Assignment    6/1/04    6/1/05
1107  Control Systems             SC      Premium Assignment    6/1/04    6/1/05
1029  Dr. Karen Yeargin           SC      Premium Assignment    6/1/04    6/1/05
1177  Dunk Pye Heavy Duty Truck   SC      Premium Assignment    6/1/04    6/1/05
1127  Dunk Pye trailer Rental     SC      Premium Assignment    6/1/04    6/1/05
1143  Eagle Business              SC      Premium Assignment    6/1/04    6/1/05
1199  Ewing Concrete              SC      Premium Assignment    6/1/04    6/1/05
1105  Fast Auto Glass             SC      Premium Assignment    6/1/04    6/1/05

1087  Genco Pools                SC   Premium Assignment    6/1/04  6/1/05
1163  Gwynn's                    SC   Premium Assignment    6/1/04  6/1/05
1011  Kodiak Mobile Home         SC   Premium Assignment    6/1/04  6/1/05
1151  LEE, Inc                   SC   Premium Assignment    6/1/04  6/1/05
1149  Life Outcomes              SC   Premium Assignment    6/1/04  6/1/05
1188  Materialink.com            SC   Premium Assignment    6/1/04  6/1/05
1122  Morris Comm                SC   Premium Assignment    6/1/04  6/1/05
1186  Palmetto Health            SC   Premium Assignment    6/1/04  6/1/05
1145  Peckover Metals            SC   Premium Assignment    6/1/04  6/1/05
1004  Personnel Resources        SC   Premium Assignment    6/1/04  6/1/05
1197  Rainsoft                   SC   Premium Assignment    6/1/04  6/1/05
1178  RCC,LCC                    SC   Premium Assignment    6/1/04  6/1/05
1175  RealtiCorp                 SC   Premium Assignment    6/1/04  6/1/05
1144  Regional Mechanical        SC   Premium Assignment    6/1/04  6/1/05
1109  Riddle Assoc               SC   Premium Assignment    6/1/04  6/1/05
1046  S&J Painting               SC   Premium Assignment    6/1/04  6/1/05
1102  Santee Bait                SC   Premium Assignment    6/1/04  6/1/05
1181  SC Plastics                SC   Premium Assignment    6/1/04  6/1/05
1161  Southern Media             SC   Premium Assignment    6/1/04  6/1/05
1200  Superior Framing           SC   Premium Assignment    6/1/04  6/1/05
1196  The Sine Cera Salon        SC   Premium Assignment    6/1/04  6/1/05
1024  Thomas Maintenance         SC   Premium Assignment    6/1/04  6/1/05
1198  Tri County Heating & Air   SC   Premium Assignment    6/1/04  6/1/05
1190  Vandivers                  SC   Premium Assignment    6/1/04  6/1/05
1002  BMC Realty/First Staffing  NC   NC Assigned Risk      6/1/04  6/1/05
1128  Allsmiles Dental Group     SC   SC Assigned Risk      6/1/04  6/1/05
1022  Williams Concrete          SC   Premium Assignment    6/1/04  6/1/05
8001  Electric City              SC   Premium Assignment    6/1/04  6/1/05
1132  A Therm                    SC   SC Assigned Risk      8/5/04  8/5/05
1149  Life Outcomes              NJ   Risk T/Granite State  6/1/04  6/1/05
1191  Ken's Plumbing             SC   Risk T/Technology     6/1/04  6/1/05
1183  Rekim                      SC   Risk T/Technology     6/1/04  6/1/05
1150  Shamrock Lanes             SC   Risk T/Technology     6/1/04  6/1/05
1201  Vacuum & Sewing            SC   Risk T/Technology     5/6/04  5/6/05
1052  Ayers Construction         SC   SC Assigned Risk      6/1/04  6/1/05
1142  ADIO                       GA   Southeastern Captive  6/1/04  6/1/05
1159  Application Comp.          GA   Southeastern Captive  6/1/04  6/1/05
1149  Life Outcomes              GA   Southeastern Captive  6/1/04  6/1/05

1110  Main Street Graphics  GA   Southeastern Captive  6/1/04  6/1/05
1122  Morris Comm           GA   Southeastern Captive  6/1/04  6/1/05
1140  Penny Pincher         GA   Southeastern Captive  6/1/04  6/1/05
1004  Personnel Resources   GA   Southeastern Captive  6/1/04  6/1/05
1185  Rhino Linings         GA   Southeastern Captive  6/1/04  6/1/05
1207  Simply Southern       GA   Southeastern Captive  6/1/04  6/1/0S
1101  Truck & trailer       GA   Southeastern Captive  6/1/04  6/1/05
1159  Application Pomp      OH   BWN State Insurance   4/8/04  4/8/05
1187  Pierce Homes          SC   Travelers             9/7/03  9/7/04
1188  Materialink.com       CA

                                  EXHIBIT 6.2

                          FORM OF EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement") is made as of the__day of __, 2004 by and between PERSONNEL RESOURCES OF GEORGIA INC, a Georgia corporation located at 880 South Pleasantburg Drive, Greenville North Carolina _____ (the "Company"), and ____________________ (hereinafter, the "Executive").

                                    RECITALS
                                    --------

          A. The Board of Directors of the Company (the "Board") recognizes the Executive's potential contribution to the growth and success of the Company, and desires to assure the Company of the Executive's employment in an executive capacity and to compensate him therefore, and has approved the provisions of this Agreement and has authorized the officers of the Company to execute the Agreement on behalf of the Company.

          B. The Executive is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1.  Employment.
         ----------

          1.1.  Employment  and  Term.  The  Company hereby agrees to employ the
                ---------------------
Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

          1.2.  Duties  of  Executive.  During the Term of Employment under this
                ---------------------
Agreement, the Executive shall serve as the __________________ of the Company. The Executive shall be accountable only to the__________, and, subject to the authority of the _________, shall have supervision and control over, and responsibility for the overall operations of the Company. He also shall have such other powers and duties as may from time to time be prescribed by the___, provided that such duties are consistent with the Executive's position as __________of a company the size and type of the Company. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company.

     2.  Term.
         -----

     2.1.  Term.  The  term  of  employment  under  this Agreement (the "Term of
           ----
Employment") shall commence as of the__day of____2004 (the "Commencement Date") and shall continue for a period ending Two (2) years from any date as of which the Term of Employment is being determined, subject to earlier termination pursuant to Section 5 hereof.

The date on which the Term of Employment shall expire is sometimes referred to in this Agreement as the "Expiration Date".

     3.  Compensation.
         ------------

          3.1.  Base  Salary.  The  Executive shall receive a base salary at the
                ------------
annual rate of "see attachment A" (the "Base Salary") during the Term of Employment, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time. The Executive's Base Salary at any point in time shall not be decreased for any reason.

          3.2.  Bonuses.  In  addition  to  Base  Salary  the Executive shall be
                -------
eligible to receive a bonus (the "Annual Bonus") payable in such amount and at such times as may be recommended by the Compensation Committee of the Board of Directors in its sole discretion.

          4.  Expense  Reimbursement  and  Other  Benefits.
              --------------------------------------------

          4.1.  Reimbursement  of  Expenses.  Upon  the  submission  of  proper
                ---------------------------
substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

          4.2. Compensation/Benefit Programs. During the Term of Employment, the
               -----------------------------
Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans and all other plans as are presently and hereinafter offered by the Company to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans.

          4.3.  Working  Facilities.  During the Term of Employment, the Company
                -------------------
shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

          4.4  Stock  Options.
               --------------

               a.  Initial  Grant.  As  of the Commencement Date, Charys Holding
                   --------------
Company Inc. ("Charys") shall grant to the Executive, an option to purchase ______________ shares of common stock of the Charys (the "Initial Options") at the closing price on the Commencement Date. Thirty Three and One Third Percent of this option shall be exercisable on the one year anniversary of the Commencement Date, Thirty Three and One Third Percent of this option shall be exercisable on the two year anniversary of the Commencement Date; and Thirty Three and One Third Percent of this option shall be exercisable on the three year anniversary of the Commencement Date. The parties intend that the Initial Options be granted pursuant to the Charys stock option plan (the "Stock Option Plan") and shall be incentive stock options to the extent allowable under the Stock Option Plan and applicable laws; provided, however, in the event that the Initial Options may not be granted under the Stock Option Plan due to the failure of the Company to obtain shareholder approval of an increase in the number of shares available for grant thereunder, the Initial Options shall be granted to the Executive outside of the Stock Option Plan.

               b. Future Grants. In addition, during the Term of Employment, the
                  -------------
Executive shall be eligible to be granted options (the "Stock Options") to purchase common stock (the "Common Stock") of the Company under (and therefore subject to all terms and conditions of) the Charys Stock Option Plan, and any successor plan thereto (the "Stock Option Plan"). The number of Stock Options and terms and conditions of the Stock Options shall be determined by the committee of the Board appointed pursuant to the Stock Option Plan, or by the Board of Directors of Charys, in its discretion and pursuant to the Stock Option Plan.

          4.5. Other Benefits. The Executive shall be entitled to___(_) weeks of
               --------------
paid vacation each calendar year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may be carried forward into any succeeding calendar year. The Executive shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

     5.   Termination.
          -----------

          5.1.  Termination  for  Cause. The Company shall at all times have the
                -----------------------
right, upon written notice to the Executive, to terminate the Term of Employment, for Cause as defined below. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of, or a willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties under, this Agreement which is not cured within fifteen (15) days (or if the Executive is acting diligently to effect a cure, such longer time as shall be reasonably necessary to effect the cure) after receipt by the Executive of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, or (iii) a conviction of any crime which involves dishonesty or a breach of trust. Any termination for Cause shall be made in writing by notice to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. The Executive (and his legal representative) shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall (i) pay to the Executive any unpaid Base Salary through the date of termination and (ii) pay to the Executive accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of Executive's employment with the Company. Upon any termination effected and compensated pursuant to this Section 5.1, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and

(y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.2.      Disability.  The  Company shall at all times have the right,
                    ----------
upon written notice to the Executive, to terminate the Term of Employment, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period. The determination of whether the Executive is or continues to be disabled shall be made in writing by a physician selected by the Board and reasonably acceptable to the Executive. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of the Executive's employment with the Company, (iii) pay to the Executive his Termination Year Bonus, if any, at the time provided in Section 3.2f hereof, and
(iv) pay to the Executive any then unpaid Additional Bonuses at the time provided in Section 3.2(c). Upon any termination effected and compensated pursuant to this Section 5.2, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of
Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.3.      Death.  Upon  the  death of the Executive during the Term of
                    -----
Employment, the Company shall (i) pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death, (ii) pay to the estate of the deceased Executive accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the Executive's date of death,
(iii) pay to the estate of the deceased Executive, the Executive's Termination Year Bonus, if any, at the time provided in Section 3.2f hereof, and (iv) pay to the Executive's estate any then unpaid Additional Bonuses at the time provided in Section 3.2(c). Upon any termination effected and compensated pursuant to this Section 5.3, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.4.      Termination Without Cause.  The Company shall have the right
                    -------------------------
to terminate the Term of Employment by written notice not less than thirty (30) days prior to the termination date, to the Executive. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3 or 5.5, the Company shall (i) pay to the Executive on the termination date unpaid Base Salary, if any, through the date of termination specified in such notice, (ii) pay to the Executive the accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of the Executive's employment with the Company, at the time provided in Section 3.2a, (iii) pay to the Executive on the termination date a lump sum payment equal to the sum of (x) his Base Salary, if any as of the date of his termination and (y) the accrued but unpaid Bonus for the year in which such termination occurs, (iv) continue to provide the Executive with the benefits under Sections 4.2 hereof (the "Benefits") for a period of two (2) years immediately following the date of his termination in the manner and at such times as the Benefits otherwise would have been provided to the Executive; (v) pay to the Executive as a single lump sum payment, within 30 days of the date of termination, a lump sum benefit equal to the value of the portion of his benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under such plans but that would not have been forfeited if the Executive's employment had contained for an additional two (2) years. In the event that the Company is unable to provide the Executive with any Benefits required hereunder by reason of the termination of the Executive's employment pursuant to this Section 5.4, then the Company shall promptly reimburse the Executive for amounts paid by the Executive to acquire comparable coverage. Upon any termination effected and compensated pursuant to this Section 5.4, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.5.      Termination  by  Executive.
                    --------------------------

                    a. The Executive shall at all times have the right, by written notice not less than (30) days prior to the termination date, to terminate the Term of Employment.

                    b. Upon termination of the Term of Employment pursuant to this Section 5.5 by the Executive without Good Reason (as defined below), the Company shall (i) pay to the Executive upon the termination date any unpaid Base Salary through the effective date of termination specified in such notice or otherwise mutually agreed and (ii) pay to the Executive any accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the termination of Executive's employment with the Company, at the time provided in
Section  3.2.  Upon  any  termination  effected and compensated pursuant to this
Section 5.5(b), the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and
(y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                    c. Upon termination of the Term of Employment pursuant to this Section 5.5 by the Executive for Good Reason, the Company shall pay to the Executive the same amounts, and shall continue or compensate for Benefits in the same amounts, that would have been payable or provided by the Company to the Executive under Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. In addition, if the termination of the Term of Employment occurs after a Change in Control, and as a result of the Change in Control, the Executive would be entitled to a reduction in the option price for any options granted to the Executive, or any cash payments from the Company, (other than those provided under this Agreement) in addition to those specified in Section 5.4, under any plan or program maintained by the Company (the "Additional Benefits"), then the Company shall provide the Executive with those Additional Benefits, if and only to the extent that such Additional Benefits, when added to the amounts payable and the Benefits provided by the Company to the Executive hereunder, will not constitute excess parachute payments with the meaning of Section 280G of the Code. Upon any termination effected and compensated pursuant to this Section 5.5(c), the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.)

                    d. For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be based at any office or location, that is not within __ miles of ______ except for travel reasonably required in the performance of the Executive's responsibilities; (iv) any purported termination by the Company of the Executive's employment other than for Cause pursuant to Section 5.1, or because of the Executive's disability pursuant to Section 5.2 of this Agreement; or (v) the occurrence of a Change in Control. For purposes of this Section 5.5(d), the Executive acknowledges that the Company's holding company functions are headquartered and centralized at the location of the Company indicated in the preamble to this Agreement. For purposes of this Section 5.5(d), any good faith determination of "Good Reason" made by the Executive shall be conclusive; provided that the Executive shall not exercise his right to terminate his employment for Good Reason without first giving sixty (60) days written notice to the Company of the factual basis constituting Good Reason. The Company shall have the right to cure the problem(s) noted by the Executive, before the Executive may terminate his employment for Good Reason.

                    e. For purposes of this Agreement, the term "Change in Control" shall mean:

                         (i)    Approval  by  the shareholders of the Company of
(x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                         (ii)   A  new  Board  member  is  elected  without  the
approval of at least two of the persons who, as of the Commencement Date of this Agreement, constitute the

Board  (the  "Incumbent  Board");  or

                         (iii)  the acquisition (other than from the Company) by
any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of more than 50% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries;

                         (iv)   provided  that,  with  respect  to  this Section
5.5(e), a Change in Control shall not be deemed to have occurred should any of the contingencies referred to in this Section involve any of those companies, persons or other legal entities with whom the Company is negotiating on or before  the  Commencement  Date  and  which are communicated, in writing, by the
                                 ---
Company to the Executive upon execution of this Agreement.

          5.6.      Resignation.   Upon  any  termination of employment pursuant
                    -----------
to this Article 5, the Executive shall be deemed to have resigned as an officer, and if he or she was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

          5.7.      Survival. The provisions of this Article 5 shall survive the
                    --------
termination of this Agreement, as applicable.

     6.   Restrictive  Covenants.
          ----------------------

          6.1.      Non-competition.  In  order  to  fully protect the Company's
                    ---------------
Proprietary Information, at all times during the Restricted Period, the Executive shall not, directly or indirectly, perform or provide managerial or executive services on behalf of any person, entity or enterprise which is engaged in, or plans to engage in, any business in the United States that directly or indirectly competes with the Company's Business (for this purpose, the "Company's Business" is the business of providing employee leasing and other outsourced human resource services.) During the Executive's employment with the Company, the Executive shall not, directly or indirectly, have any interest in any business (other than the Company) that competes with the Company's Business, provided that this provision shall not apply to the Executive's ownership or acquisition, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation. For purposes of this Agreement the "Restricted Period" shall be the period during which the Executive is employed by the Company and, if the Executive's employment with the Company is either terminated by the Company without Cause pursuant to Section 5.4, or by the Executive for Good Reason pursuant to Section 5.5c, and the Company has paid to the Executive all of amounts then payable to the Executive pursuant to Sections 5.4 or 5.5c, as applicable, the one (1) year period immediately following the termination of the Executive's employment with the Company.

          6.2.      Confidential  Information.  The  Executive  recognizes  and
                    -------------------------
acknowledges that the Trade Secrets (as defined below) and Confidential Information (as defined below), of the Company and all physical embodiments thereof, as they may exist from time-to-time, collectively, the "Proprietary Information" are valuable, special and unique assets of the Company's business. In order to obtain and/or maintain access to such Proprietary Information, which employee acknowledges is essential to the performance of his duties under this Agreement, the Executive agrees that, except with respect to those duties assigned to him by the Company, the Executive shall hold in confidence all Proprietary Information and the Executive will not reproduce, use, distribute, disclose, or otherwise misappropriate any Proprietary Information, in whole or in part, and will take no action causing, or fail to take any action necessary to prevent causing, any Proprietary Information to lose its character as Proprietary Information, nor will the Executive make use of any such Information for the Executive's own purposes or for the benefit of any person, business or legal entity (except the Company) under any circumstances, except that the Executive may disclose such Proprietary Information to the extent required by law, provided that, prior to any such disclosure, the Company be provided an opportunity to contest such disclosure.

          For purposes of this Agreement, the term "Trade Secrets" means information belonging to or licensed to the Company, regardless of form, including, but not limited to, any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, financial, marketing or other business plan, lists of actual or potential customers or suppliers, or any other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. The term "Confidential Information" means any information belonging to or licensed to the Company, regardless of form, other than Trade Secrets, which is valuable to the Company and not generally known to competitors of the Company.

          The provisions of this Section 6.2 will apply to Trade Secrets for as long as such information remains a Trade Secret and to Confidential Information during the Executive's employment with the Company and for a period of two (2) years following the termination of the Executive's employment with the Company for whatever reason.

          6.3.      Non-solicitation  of  Employees  and Customers. At all times
                    ----------------------------------------------
during the Restricted Period, as defined in Section 6.1 hereof, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ, solicit, recruit or attempt to employ, solicit, or recruit any employee of the Company to leave the Company's employment, or (b) solicit or attempt to solicit any of the actual or targeted prospective customers or clients of the Company with whom the Executive had material contact or about whom the Executive learned Confidential Information on behalf of any person or entity in connection with any business that competes with the Company's Business.

          6.4.      Ownership  of Developments.   All copyrights, patents, trade
                    --------------------------
secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

          6.5.     Books and Records.  All books, records, and accounts relating
                   -----------------
in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

          6.6.      Definition of Company.   Solely for purposes of this Article
                    ---------------------
6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

          6.7.      Acknowledgment by Executive.  The Executive acknowledges and
                    ---------------------------
confirms that (a) the restrictive covenants contained in this Article 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Executive further acknowledges that the restrictions contained in this Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

          6.8.      Reformation  by  Court.  In  the  event  that  a  court  of
                    ----------------------
competent jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

          6.9.      Extension of Time. If the Executive shall be in violation of
                    -----------------
any  provision  of  this  Article 6, then each time limitation set forth in this
Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

          6.10.     Survival. The provisions of this Article 6 shall survive the
                    --------
termination  of  this  Agreement,  as  applicable.

     7.   Injunction.  It  is  recognized and hereby acknowledged by the parties
          ----------
hereto  that  a  breach  by  the  Executive of any of the covenants contained in
Article 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     8.   Attorney's  Fees.   Nothing  contained  herein  shall  be construed to
          ----------------
prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

     9.   Assignment.  Neither  party shall have the right to assign or delegate
          ----------
his rights or obligations hereunder, or any portion thereof, to any other person.

     10.  Governing  Law  and  Venue  This  Agreement  shall  be governed by and
          --------------------------
construed and enforced in accordance with the internal laws of the State of Georgia. The venue for any action to enforce this Agreement shall be the state or federal courts located within Fulton County, Georgia.

     11.  Entire  Agreement.  This  Agreement  constitutes  the entire agreement
          -----------------
between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This

Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

     12.  Notices:  All  notices  required  or  permitted  to be given hereunder
          -------
shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to the address of the Company in the preamble to this Agreement, Attention: Chairman of the Board, and
(ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other in accordance with this provision.

     13.  Benefits;  Binding  Effect. This Agreement shall be for the benefit of
          --------------------------
and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

     14.  Severability. The invalidity of any one or more of the words, phrases,
          ------------
sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     15.  Waivers. The waiver by either party hereto of a breach or violation of
          -------
any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

     16.  Damages.  Nothing  contained  herein shall be construed to prevent the
          -------
Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

     17. Section Headings. The article, section and paragraph headings contained
         ----------------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     18.  No  Third  Party  Beneficiary.  Nothing  expressed  or implied in this
          -----------------------------
Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     19.  Counterparts.  This  Agreement  may  be  executed  in  one  or  more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

     20.  Indemnification.
          ---------------

               a. Subject to limitations imposed by law, the Company shall indemnify and hold harmless the Executive to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also shall pay any and all expenses (including attorney's fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

               b. The Company shall pay any expenses (including attorneys' fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 20 in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Executive, but in no event later than 10 days following the Executive's delivery to the Company of a written request for an advance pursuant to this Section 20, together with a reasonable accounting of such expenses.

               c. The Executive hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 20 if and to the extent that it shall ultimately be found that the Executive is not entitled to be indemnified by the Company for such amounts.

               d.   The  Company  shall  make  the advances contemplated by this
Section 20 regardless of the Executive's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this Section 20 shall be unsecured and interest-free.

               e. The provisions of this Section 20 shall survive the termination of this Agreement.

         [The remainder of this page has been intentionally left blank}

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  PERSONNEL  RESOURCES  OF  GEORGIA
                                  INC:


                                  By:______________________________________
                                  Name:
                                  Title:



                                  EXECUTIVE:


                                  _________________________________________

                                   Appendix A
                                   ----------

Salary
------

                                  EXHIBIT 7.3

                               OPINION OF COUNSEL

                                  EXHIBIT 7.4

                               CHANGE CERTIFICATE



                                      NONE

                                  EXHIBIT 7.6

                            ACCOUNTING CERTIFICATES

     This Certificate is delivered pursuant to the requirements of Section 7.6 of that certain Stock Purchase Agreement (the "Agreement") dated as of 8th day of August, 2004, by and between CHARY'S HOLDING COMPANY, INC., a Delaware corporation located at 1117 Perimeter Center West, Suite N-415, Atlanta Georgia 30338 (the "Purchaser"), BILLY V. RAY, JR. who resides at 6345 Glen Oaks Lane, Atlanta, Georgia 30328 (the "Seller"), and PERSONAL RESOURCES OF GEORGIA INC., a Georgia corporations (the "Corporation").

     The undersigned is the President of the Corporation and I hereby certify that i) all of the Corporation's financial statements delivered to Purchaser pursuant to the Agreement, copies of which are attached hereto, were prepared under my supervision and are area true and correct in all material respects to the best on my knowledge; and ii) attached is a statement by the Corporation's independent auditors that each such year-end financial statement was incorporated, without change, into the respective year-end audited financial statements of the Corporation.


/s/ Billy V. Ray, Jr.
---------------------
Billy V. Ray, Jr.
Date:  August 8, 2004

                                   EXHIBIT 7.8

                              SECRETARY CERTIFICATE

     This Certificate is delivered pursuant to the requirements of Section 7.8 of that certain Stock Purchase Agreement (the "Agreement") dated as of the 8th day of August, 2004, by and between CHARYS HOLDING COMPANY, INC., a Delaware corporation located at 1117 Perimeter Center West, Suite N-415, Atlanta Georgia 30338 (the "Purchaser"), Billy V. Ray, Jr. who resides at 6345 Glen Oaks Lane, Atlanta, Georgia 30328 (the "Seller"), and PERSONNEL RESOURCES OF GEORGIA INC., a Georgia corporation (the "Corporation").

          The undersigned is the Asst. Secretary of the Corporation and I hereby certify that i) the charter and bylaws of the Corporation; and ii) the resolutions adopted by the directors and stockholders of the Corporation in connection with the Agreement, copies of which are attached were prepared under my supervision and are area true and correct; and ii) the following are the officers and directors of the Corporation:

               PRESIDENT          Billy V. Ray, Jr.

               VICE PRESIDENT     Lee Yarborough

               VICE PRESIDENT     Braxton Cutchin

               TREASURER          Billy V. Ray, Jr.

               SECRETARY          Braxton Cutchin

               ASST SECRETARY     Lee Yarborough


               DIRECTOR           Billy V. Ray, Jr.



/s/ Lee Yarborough
------------------
LEE YARBOROUGH
ASST. SECRETARY

Date: 8/12/04
     -------------

                                  EXHIBIT 8.1

                              OFFICER CERTIFICATE

     This Certificate is delivered pursuant to the requirements of Section 8.1 of that certain Stock Purchase Agreement (the "Agreement") dated as of the 8th day of August 2004, by and between CHARYS HOLDING COMPANY, INC., a Delaware corporation located at 1117 Perimeter Center West, Suite N-415, Atlanta Georgia 30338 (the "Purchaser"), BILLY V. RAY, JR. who resides at 6345 Glen Oaks Lane, Atlanta, Georgia 30328 (the "Seller"), and PERSONNEL RESOURCES OF GEORGIA INC., a Georgia corporation (the "Corporation").

          The undersigned is the Vice President the Purchaser and I hereby certify that the representations and warranties of the Purchaser contained in this Agreement and all information contained in any exhibit, schedule or attachment thereto is true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided therein. The Purchaser shall has performed and complied in all material respects with all agreements, covenants and conditions required by the Agreement to be performed and complied with by them prior to the Closing Date.



/s/  Ben Holcomb
----------------
Ben Holcomb

Date: August 8, 2004

                            [Copy of PROMISSORY NOTE]

                                PROMISSORY NOTE

$250,000.00                                                       AUGUST 8, 2004

     After date, without grace, for value received, Charys Holding Company Inc., (the "Maker") hereby promises to pay to the order of Seller as defined in that certain Stock Purchase Agreement ("SPA") between Maker and Seller of even date (the "Payee") the original principal amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00). Except as may be otherwise provided herein, the unpaid principal of this Note shall bear interest at the rate of six (6%) per annum. All payments of principal and interest hereunder are payable in lawful money of the United States of America at the address of Seller in the SPA, or such other place as the Payee may designate in writing to the Maker.

     The principal of this Note, as adjusted pursuant to Section 1.3(b) and (c) of the SPA, and a reduction for salaries, bonuses or other distributions to Seller, as well as for extraordinary expenses such as penalties on tax deposits and other matters that are outside the ordinary course of business or are inconsistent with the business plan developed by Buyer for the Corporation (the "Adjusted Principal Balance"), shall be due and payable as follows:

     1. Interest on the Adjusted Principal Balance of this Note shall be due and payable monthly, payable in stock or cash as provided in Section 1.3 (d) of the SPA, commencing one year from the Closing and the Principal Balance plus all accrued but unpaid interest shall be due and payable, in stock or cash as provided in Section 1.3 (d) of the SPA, on or before 30 days after the second anniversary of the Closing. The SPA is expressly incorporated herein by reference for all purposes and all terms defined therein shall have the same meaning in this Note.

     2. All payments hereunder shall be first applied to expenses and other charges then to any accrued interest, and the balance, if any to principal.

     Any interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. It is the intention of the Maker and the Payee to conform strictly to applicable usury laws. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Payee may charge the Maker under applicable law and in regard to which the Maker may not successfully assert the claim or defense of usury, and (ii) if any excess interest is provided for, it shall be deemed a mistake and the same shall be refunded to the Maker or credited on the unpaid principal balance hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal contract rate and amount of interest.

     If, for any reason whatever, the interest paid on this Note shall exceed the maximum non-usurious amount permitted by law, the Payee shall refund to the Maker such portion of said interest as may be necessary to cause the interest paid on this Note to equal the maximum non-usurious amount permitted by law, and no more. All sums paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby shall to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full.

     This Note may be prepaid in whole or in part at any time without premium or penalty by the Maker. Prepayments shall be applied to installments of principal in the inverse order of maturity so that they will pay the last maturing principal installments first, and these payments will not reduce the amount or time of payment of the remaining installments. Any interest on any prepaid installment of principal shall immediately cease to accrue.

     Except as provided herein, the Maker and each surety, endorser, and guarantor waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, grace, and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to the indebtedness as herein provided.

     In the event of default in the payment of this Note or under any instrument executed in connection with this Note, the Maker agrees to pay on demand all costs incurred by the Payee (i) in the collection of any sums, including, but not limited to, principal, interest, expenses, and reimbursements due and payable on this Note, and (ii) in the enforcement of the other terms and provisions of this Note or any instrument securing payment of this Note, whether such collection or enforcement be accomplished by suit or otherwise, including the Payee's reasonable attorney's fees.

     It is agreed that time is of the essence of this Note, and upon the failure of the Maker to cure an event of default in the payment of any fixed monthly payment when due hereunder within 30 days after receipt of notice from the Payee or other holder of such failure, or upon the failure of the Maker to cure any event of default within 30 days after receipt of notice from the Payee or other holder of such failure, the Payee may declare the whole sum of the principal of this Note remaining at the time unpaid, together with the accrued interest, charges, and, to the extent permitted under applicable law, costs and reasonable attorney's fees incurred by the Payee in collecting or enforcing the payment thereof, immediately due and payable without further notice, and failure to exercise said option shall not constitute a waiver on the part of the Payee of the right to exercise the same at any other time.

     If this Note is not paid at maturity, however maturity may be brought about, all principal and interest due on the date of such maturity shall bear interest from the date of such maturity at the maximum contract rate of interest which the Payee may charge the Maker under applicable law.

     Except as otherwise provided for herein, each maker, surety, guarantor and endorser of this Note expressly waives all notices, including, but not limited to, all demands for payment, presentations for payment, notice of opportunity to cure default, notice of intention to accelerate the maturity, notice of protest and notice of acceleration of the maturity, notice of protest and notice of acceleration of the maturity of this Note, and consents that this Note and the security interest securing its payment may be renewed and the time of payment extended without notice and without releasing any of the parties.

     This Note is secured by that certain Stock Pledge Agreement dated the 8 day of August, 2004 executed by the Maker, as the Debtor, in favor of the Payee, as the Secured Party (the "Stock Pledge Agreement").

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to the indebtedness as herein provided.

     This Note shall be governed by and construed in accordance with the laws of the State of California and applicable federal law.


                                        CHARYS HOLDING COMPANY, INC.



                                        /s/ Ben Holcomb
                                        ----------------------------------------
                                        Ben Holcomb, President and COO

                         [Copy of STOCK PLEDGE AGREEMENT]

                             STOCK PLEDGE AGREEMENT

     THIS AGREEMENT is made this 8th day of August, 2004, by and between Seller as defined in that certain Stock Purchase Agreement between the parties hereto of even Date ("SPA") (collectively, the "Secured Party") and Charys Holding Company Inc. (the "Debtor").

     WHEREAS, the Secured Party, pursuant to the SPA has agreed to sell to the Debtor ___ shares of the issued and outstanding common stock of the Corporation as defined in the SPA (the "Company Common Stock"); and

     WHEREAS, pursuant to the SPA, the Debtor has executed and delivered to the Secured Party that one certain promissory note of even date herewith in the original principal amount of $250,000, to be adjusted as provided therein, payable to the order of the Secured Party (the "Note"); and

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto do hereby agree as follows:

     1.   Security  Interest.  The  Debtor  hereby grants to the Secured Party a
          ------------------
security interest and agrees and acknowledges that the Secured Party has and shall continue to have a security interest in the Company Common Stock. All property of all kinds in which the Secured Party is herein granted a security interest, including, but not limited to, the Company Common Stock, shall hereinafter be referred to as the "Collateral."

     The Debtor agrees to execute such stock powers, endorse such instruments, or execute such additional pledge agreements or other documents as may be required by the Secured Party in order to effectively grant to the Secured Party the security interest in the Collateral. The security interest granted hereby is to secure the payment of the Note and all costs incurred by the Secured Party to enforce this Agreement or any of the above described agreements and instruments, including but not limited to attorney's fees and expenses (all of such obligations, indebtedness and liabilities being hereinafter collectively referred to as the "Obligations").

     2.   Warranties  and  Covenants  of  the Debtor. The Debtor, for so long as
          ------------------------------------------
it has any duty with respect to the Obligations, hereby warrants and covenants as follows:

          (a) The security interest granted hereby will attach to the Collateral on the date hereof.

          (b) Except for the security interest granted hereby and for taxes not yet due, the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          (c) The Debtor authorizes the Secured Party to file a financing statement, if desired by the Secured Party in any applicable jurisdiction, signed only by the Secured Party covering the Collateral, and at the request of the Secured Party, the Debtor will join the Secured Party in executing one or more financing statements pursuant to the Uniform Commercial Code in effect in any such jurisdiction on the date hereof in a form satisfactory to the Secured Party, and the Secured Party will pay the cost of filing the same, or filing or recording the financing statements in all public offices wherever filing or recording is deemed by the Secured Party to be necessary or desirable. It being further stipulated in this regard that the Secured Party may also at any time or times sign a counterpart of this Agreement signed by the Debtor and file same as a financing statement if the Secured Party shall elect to do so.

          (d) The Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein.

          (e) Subject to the SPA, the Debtor will keep the Collateral free from any adverse lien, security interest, or encumbrance, except the security interest granted hereby and for taxes not yet due.

          (f) The Debtor will pay to the Secured Party all costs and expenses, including reasonable attorney's fees, incurred or paid by the Secured Party in exercising or protecting its interests, rights and remedies under this Agreement in the event of default by the Debtor hereunder or the Note.

     The Debtor will immediately notify the Secured Party of any change in the Debtor's name, address, or location, change in any matter warranted or represented in this Agreement, change that may affect this security interest, and any Event of Default.

     3.   Events  of  Default.  The  Debtor  shall  be  in  default  under  this
          -------------------
Agreement upon the happening of any of the following events or conditions (hereinafter severally referred to as an "Event of Default" and collectively referred to as the "Events of Default"):

          (a)  Default  by  the  Debtor  with respect to any of the Obligations.

          (b) The levy of any attachment, execution or other process against the Debtor, the Company, or any of the Collateral that is not stayed or dismissed within 30 days.

          (c) Dissolution, termination of existence, insolvency or business failure of the Debtor, the Company, or any endorser, guarantor or surety of the Obligations, or commission of the act of bankruptcy by, or the appointment of a receiver or other legal representative for any part of the property of, assignment for the benefit of creditors by, or commencement of any proceedings under any bankruptcy or insolvency law by or against, the Debtor, the Company or any endorser, guarantor, or surety for the Obligations that are not stayed or dismissed within 30 days of filing.

          (d) Default in the performance of any covenant or agreement of the Debtor to the Secured Party, whether under this Agreement, or the Note.

          (e)  If  any  lien  attaches  to  any  of  the  Collateral.

     4.   Remedies.  Upon  the  failure  of the Debtor or the Company to cure an
          --------
Event of Default within 30 days after receipt of notice from the Secured Party of such Event of Default and at any time thereafter, at the option of the holder thereof the Secured Party shall have and may exercise with reference to the Collateral any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Georgia, and as otherwise granted herein or under any other agreement executed by the Debtor, including, without limitation, the right and power to sell at public or private sale or sales, or otherwise dispose of or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under this Agreement or under the Uniform Commercial Code as adopted in the State of Georgia after default by the Debtor or the Company and to apply the proceeds thereof toward the payment of any costs and expenses and attorney's fees thereby incurred by the Secured Party and toward payment of the Obligations, in such order or manner as the Secured Party may elect, including, without limiting the foregoing:

          (a) The Secured Party is hereby granted the right, at its option, upon the occurrence of an Event of Default hereunder, to transfer at any time to itself or to its nominee securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such security so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the Obligations hereby secured or at the Secured Party's election, to apply such amounts to the Obligations, whether or not then due, in such order as the Secured Party may elect, or, the Secured Party may, at its option, without transferring such securities or properties to its nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of the stockholders of the Company, and the Debtor does hereby name, constitute and appoint as a proxy of the Debtor the Secured Party, in the Debtor's name, place and stead to vote any and all such securities, as said proxy may elect for and in the name, place and stead of the Debtor, such proxy to be irrevocable and deemed coupled with an interest.

     5.   Voting  Rights.  So  long  as  no  Event  of  Default has occurred and
          --------------
remains uncured for the applicable grace period under the Note or hereunder, the Debtor shall have the right to vote all of the shares of the

Company Common Stock, and the Secured Party shall on demand execute and deliver an effective proxy or proxies in favor of the Debtor, whenever demand is made upon the Secured Party for such proxy or proxies by the Debtor.

     6.   Payment  of  the Note.  Simultaneously with the payment in full of the
          ---------------------
Note, the Secured Party shall execute and file at its own expense any and all instruments necessary to terminate the security interest in the ________ shares of the Company Common Stock created by this Agreement and also execute any and all other instruments deemed reasonably necessary by the Debtor to vest in the Debtor title in the ________ shares of the Company Common Stock, free from any claim by the Secured Party.

     7.   Satisfaction  of  the  Other  Obligations.  Simultaneously  with  the
          -----------------------------------------
satisfaction of all of the Obligations, and after the payment in full of the Note the Secured Party shall execute and file at its own expense any and all instruments necessary to terminate the security interest created by this Agreement.

     8.   No  Usury.  It  is  the intention of the parties hereto to comply with
          ---------
the usury laws of the State of Georgia. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Agreement, or any of the documents evidencing the Obligations or otherwise relating thereto, then in such event:

          (a)  The  provisions  of  this  paragraph  shall  govern  and control;

          (b) Neither the Debtor, the Company nor their successors or assigns, or any other party liable for the payment of the Obligations, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law;

          (c) Any such excess interest which may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the unpaid principal amount thereof or refunded to the maker thereof; and

          (d) The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Georgia as now or hereafter construed by any court of competent jurisdiction.

     9.   Attorney's  Fees.  In  the  event  that it should become necessary for
          ----------------
any party entitled hereunder to bring suit against the other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other party hereto.

     10.  Benefit.  All  the  terms  and  provisions  of this Agreement shall be
          -------
binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     11.  Notices.  All  notices,  requests,  demands,  and other communications
          -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, by facsimile, or by e-mail, as provided in the SPA.

     12.  Construction. Words of any gender used in this Agreement shall be held
          ------------
and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     13.  Waiver.  No  course  of dealing on the part of any party hereto or its
          ------
agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     14.  Cumulative  Rights.  The  rights  and  remedies  of  any  party  under
          ------------------
this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     15.  Invalidity.  In  the event any one or more of the provisions contained
          ----------
in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     16.  Time  of  the  Essence.  Time  is  of  the  essence of this Agreement.
          ----------------------

     17.  Headings.  The  headings  used  in  this Agreement are for convenience
          --------
and reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

     18.  Excusable  Delay.  None  of  the  parties hereto shall be obligated to
          ----------------
perform and none shall be deemed to be in default hereunder, if the performance of a non-monetary obligation is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, terrorists, wars or war-like action (whether actual, impending or expected and whether de jure or de facto), arrest or other restraint of governmental (civil or military) blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated, or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     19.  Incorporation  by  Reference.  The Stock Purchase Agreement, the Note,
          ----------------------------
the Escrow Agreement, and the Consulting Agreements or any of the Attachments referred to therein, constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

     20.  Multiple  Counterparts.  This  Agreement  may  be  executed  in one or
          ----------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21.  Controlling  Agreement.  In  the  event  of  any  conflict between the
          ----------------------
terms of this Agreement, the Stock Purchase Agreement, the Note, the Escrow Agreement, and the Consulting Agreements or any of the Attachments referred to therein, the terms of the Stock Purchase Agreement shall control.

     22.  Law  Governing.  This  Agreement  shall  be  construed and governed by
          --------------
the laws of the State of Georgia, and all obligations hereunder shall be deemed performable in San Diego County, Georgia.

     23.  Perfection  of  Title.  The  parties  hereto  shall  do all other acts
          ---------------------
and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

     24.  Entire  Agreement.  This  instrument  contains the entire Agreement of
          -----------------
the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                             THE SECURED PARTY:


                                             /s/ Billy V. Ray Jr.
                                             -----------------------------------



                                             -----------------------------------


                                             THE DEBTOR:


                                             /s/ Ben Holcomb
                                             -----------------------------------

                                EXHIBIT 2.1 (a)

                         JURISDICTIONS OF QUALIFICATION

Florida - License is inactive, as we have no clients in Florida

North Carolina - Registered - no license required as of this date

South Carolina - Active - License

Texas - Admitted - No clients

Virginia - Admitted - No clients

                                EXHIBIT 2.1 (b)

              SELLER'S AND THE CORPORATION'S CHARTER AND BYLAWS S




                                    ATTACHED

    SECRETARY OF STATE                           CONTROL  NUMBER  :  0104816
   CORPORATIONS DIVISION                         EFFECTIVE  DATE  :  01/29/2001
      315 WEST TOWER                             JURISDICTION     :  GEORGIA
#2 MARTIN LUTHER KING, JR. DR.                   REFERENCE        :  0093
 ATLANTA, GEORGIA 30334-1530                     PRINT DATE       :  01/29/2001
                                                 FORM NUMBER      :  311




W. PHILLIP MCCURDY
4046 WETHERBURN WAY, #6
NORCROSS, GA 30092




                          CERTIFICATE OF INCORPORATION

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that


                            AYIN DEVELOPING COMPANY
                                A DOMESTIC PROFIT

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.




                                                   [GRAPHIC OMITED]



  [SEAL OMITED]                                   /s/ Cathy Cox
STATE OF GEORGIA                                      Cathy Cox
     1776                                         Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                             AYIN DEVELOPING COMPANY

                                   ARTICLE I

     The name of the Corporation is;

                            AYIN Developing Company

                                   ARTICLE II

     The Corporation shall have authority to issue 1,000 shares of stock

                                  ARTICLE III

     The initial registered office of the Corporation shall be at:

                          4046 Wetherburn Way, Suite 6
                            Norcross, Georgia 30092

in Gwinnett County. The initial registered agent of the Corporation at such address shall be:

                               W. Phillip McCurdy

                                   ARTICLE IV

     The name and address of the incorporator is:

                               W. Phillip McCurdy
                          4046 Wetherburn Way, Suite 6
                            Norcross, Georgia 30092

                                    ARTICLE V

     The mailing address of the initial principal office of the Corporation is:

                          4046 Wetherburn Way, Suite 6
                            Norcross, Georgia 30092

                                   ARTICLE VI

     No director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) liabilities of a director imposed by Sec. 14-2-831 of the Georgia Business Corporation Code; or (d) any transaction from which the director derived an Improper personal benefit.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.



                                                  /s/ W. Phillip McCurdy
                                                  ------------------------------
                                                  W. Phillip McCurdy
                                                  Incorporator



                                                   SECRETARY OF STATE
                                                   01 JAN 29 PM 1:12
                                                 CORPORATIONS DIVISION

    SECRETARY OF STATE                           DOCKET NUMBER    :   020771156
   CORPORATIONS DIVISION                         CONTROL NUMBER   :   0104816
      315 WEST TOWER                             EFFECTIVE DATE   :   03/07/2002
#2 MARTIN LUTHER KING, JR. DR.                   REFERENCE        :   0070
 ATLANTA, GEORGIA 30334-1530                     PRINT DATE       :   04/01/2002
                                                 FORM NUMBER      :   611



DOUGLAS J. HASSINGER
STE 6, 4046 WETHERBURN WAY
NORCROSS, GA 30092


                      CERTIFICATE OF NAME CHANGE AMENDMENT


I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that


                            AYIN DEVELOPING COMPANY
                          A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the Office of the Secretary of State changing its name to

                      PERSONNEL RESOURCES OF GEORGIA, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.




     [GRAPHIC OMITED]                               [GRAPHIC OMITED]




     [SEAL OMITED]                                  /s/ Cathy Cox
                                                       Cathy Cox
                                                   Secretary of State

                              ARTICLES OF AMENDMENT

                                       OF

                            AYIN DEVELOPING COMPANY

                                    ARTICLE I

     The current name of the Corporation is:

                            AYIN Developing Company

                                   ARTICLE II

     Upon  delivery of these Articles of Amendment to the Secretary of State and the date set forth below, the name of the Corporation shall be:

                      Personnel Resources of Georgia, Inc.

                                  ARTICLE III

     The effective date of these articles of Amendment shall be March 15,2002.

                                  ARTICLE IV

     The corporation shall have perpetual duration,

                                    ARTICLE V

     The corporation is a corporation for profit and is organized to engage in any lawful business or activities related thereto; and to engage in any lawful act or activity for which corporations may be organized under the Georgia Corporation Code.

                                   ARTICLE VI

     No shareholder action was required to adopt these Articles of Amendment.

                                  ARTICLE VII

     These Articles of Amendment are adopted by the incorporator pursuant to

O.C.G.A  Sec. 14-2-1005(a).

                                  ARTICLE VIII

     All other Articles of Incorporation not specifically addressed in these Articles of Amendment and not inconsistent with Georgia Law are adopted by the incorporator pursuant to O.C.G.A. Sec. 14-2-1005(a).

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.


                                                  /s/ W. Phillip McCurdy
                                                  ------------------------------
                                                  W. Phillip McCurdy
                                                  Incorporator



                                                  SECRETARY OF STATE
                                                  2002 APR - 1 A 9:11
                                                 CORPORATIONS DIVISION

                                   BY-LAWS OF
                          AYIN DEVELOPING COMPANY, INC.

              Incorporated under the Laws of the State of Georgia

Registered agent:           W. Phillip McCurdy

Registered office address:  4046 Wetherburn Way, Suite 6
                            Norcross, Georgia 30092

Annual meeting time:        Month January     Day 01 Hour 1200

Fiscal year begins:         Month January     Day 1


                ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE
                --------------------------------------------------

     The name and address of the registered agent, which is the same address as the registered office, is stated at the beginning of these by-laws. The corporation may have other offices or branches as determined by the board of directors.


                             ARTICLE II - FISCAL YEAR
                            -------------------------

     The date on which the fiscal year of the corporation begins each year is stated at the beginning of these by-laws.


                     ARTICLE III - MEETINGS OF SHAREHOLDERS
                     --------------------------------------

1.   PLACE

     Shareholders' meetings shall be held at the registered office of the corporation or at another location determined by the board of directors and stated in the notice of the meeting.

2.   TIME

     The time of the annual meeting of shareholders is stated at the beginning of these by-laws. If this date falls on a legal holiday then the annual meeting shall be held on the next business day.

3.   PURPOSE

     The purpose of the annual meeting shall be to elect a board of directors and transact other business as may come before the meeting. Matters required by statute to be stated in the notice of the meeting which are not so stated, may not be transacted.

4.   SPECIAL MEETINGS

     Special meetings of the shareholders may be called by the president by any two directors or by the holders of at least 25% of the shares entitled to vote at a meeting. A special meeting may be called anytime for any business purpose, unless otherwise prohibited by statute. They shall be held at the registered office of the corporation.

5.   NOTICE

     Written notice stating the place, day and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than 10, nor more than 60 days before the date of the meeting, If mailed, such notice shall be considered to be delivered when deposited in the United States Postal Service, addressed to the shareholder at his/her address as it appears on the stock transfer books of the corporation, with the correct amount of first class postage on it.

6.   FIXING RECORD DATE

     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or for the purpose of any other action, the board of directors shall fix in advance a date as a record date. The date shall not be more than 60 nor less than 10 days before the meeting, or more than 60 days prior to any other action.

7.   QUORUM

     At any meeting of shareholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment even if this means the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present the shareholders present in person or by proxy may adjourn to a date they agree upon.

8.   PROXIES

     At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder of his/her duly authorized attorney in fact. A proxy is not valid after the expiration of 11 months from its date unless otherwise provided in the proxy. A proxy is not invalidated by the death or incompetency of the shareholder, unless. before the authority is exercised, written notice of such adjudication is received by the corporate office responsible for maintaining the list of shareholders.

9.   VOTING

     Each outstanding share is entitled to 1 vote on each matter submitted to a vote. A vote may be cast either orally or in writing in person or by proxy. All elections for directors shall be decided by plurality vote; all other matters shall be decided by majority vote.

10.  WAIVER OF NOTICE

     Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the shareholder.

11.  WRITTEN CONSENT OF SHAREHOLDERS

     Any action may be taken without a meeting, without prior notice and without a vote if consent in writing, setting forth the action taken, is signed by the holders of all the outstanding shares entitled to vote on the matter.

12.  PARTICIPATION BY TELECOMMUNICATIONS

     Participation in a shareholders' meeting may be by means of conference telephone, or similar communications equipment. All persons participating in the meeting must be able to hear each other, be advised of the use of such equipment, and be provided with the names of individuals using such equipment.

13.  ORDER OF BUSINESS

     The order of business at all meetings if the shareholders, shall be as follows:

     a.     Roll call.
     b.     Proof of notice of meeting or waiver of notice.
     c.     Reading of minutes of the preceding meeting.
     d.     Reports of officers.
     e.     Reports of committees.
     f.     Election of directors.
     g.     Unfinished business.
     h.     New business.

                              ARTICLE IV - DIRECTORS
                              ----------------------

1.   GENERAL POWERS

     The  corporation  shall  be  managed  by  the  board  of  directors.

2.   NUMBER AND TENURE OF DIRECTORS

     The number of directors of the corporation shall be at least one (1). Each director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified.

3.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     A vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the board of directors even if there is less than a quorum of the board of directors. The board of directors so chosen shall hold office until the next annual election of the board of directors by the shareholders.

4.   REGULAR AND SPECIAL MEETINGS

     a. Regular meetings may be held without notice as determined by the board of directors and must be held at least annually.

     b. Special meetings may be called by the president or at least 2 directors at any time, on 2 day's notice by mall or 24 hours notice by a telecommunications device. A brief indication of the nature of the business to be transacted shall be made part of the notice. If mailed, the notice shall be considered delivered when deposited in the United States mail. The notice must be properly addressed and have the correct amount of postage on it if the notice is by telecommunications device, it shall be considered delivered when delivered to the Telecommunications Company.

     c Participation in a regular or special meeting may be by means of conference telephone, or similar telecommunications equipment. All persons participating in the meeting must be able to hear each other, be advised of the use of such equipment, and be provided with the names of individuals using the equipment.

5.   QUORUM

     A quorum shall consist of a majority of the board of directors.

6.   ACTION BY BOARD WITHOUT A MEETING

     Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board of directors or a committee of the board, may be taken without a meeting if before or after the action all members of the board of directors or committee consent to it in writing. The written consents shall be filed with the minutes of the proceedings of the board of directors or committee.

7.   WAIVER OF NOTICE

     Attendance of a director at a meeting constitutes a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

8.   REMOVAL

     Any director may be removed with or without cause by a majority vote of the shareholders.

9.   EXECUTIVE AND OTHER COMMITTEES

     The board of directors, by resolution, may designate from among its members, to the extent allowable by statute, an executive committee and other committees, each consisting of one or more directors. Each committee shall serve at the pleasure of the board of directors.

                              ARTICLE V - OFFICERS
                              --------------------

1.   NUMBER

     The offices of the corporation shall be a president and other officers as shall from time to time be elected or appointed by the board of directors.

2.   SALARIES

     The salaries of the officers shall be established by the board of directors.

3.   REMOVAL

     a. Any officer of agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the corporation will be served.

     b. An officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the board to remove such officer of agent, but the authority of such officer or agent to act for the corporation may be suspended by the board for cause.

4.   PRESIDENT

     The president shall be the chief executive of the corporation and subject to the control of the board of directors, supervise and control all of the business of the corporation. The president shall when president, preside at all meetings of the shareholders and of the board of directors. The president shall have authority to institute or defend legal proceedings when thee directors are deadlocked.

5.   VICE-PRESIDENT

     In the absence of the president or in the event of the president's death, inability, or refusal to act, the vice-president, shall have all the powers and functions of the president and shall perform such other duties as the board of directors shall determine. If there is more than one vice-president, then the executive vice-president in the event of the above listed disabilities shall have all the powers and functions of the president and shall perform such other duties as the board of directors shall determine.

6.   SECRETARY

     The secretary shall:

          (a) Attend all meetings of the board of directors and of the shareholders.
          (b) Record all votes and minutes of all proceedings in a book to be kept for that purpose.
          (c) Give notice of all meetings of shareholders and of special meetings of the board of directors.
          (d) Keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board of directors.

          (e) When required, prepare and make available at each meeting shareholders a certified list in alphabetical order of the names of shareholders entitled to vote, indicating the number of shares of each respective class held by each.
          (f) Keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner.
          (g)  Perform  such  other  duties as may be assigned by the president.

7.   TREASURER

     The treasurer shall:

          (a)  Have the custody of the corporate funds and securities.
          (b) Keep full and accurate accounts of receipts and disbursements in the corporate books.
          (c) Deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
          (d) Disburse the funds of the corporation as may be ordered or authorized by the board of directors and keep vouchers for such disbursements.
          (e) Give to the president and board of directors at the regular meetings of the board of directors, or whenever they require it, an account of all his/her transactions as treasurer and of the financial condition of the corporation.
          (f) Give a full financial report at the annual meeting of the shareholders, if so requested.
          (g)  Perform  other  duties  assigned  by  the  board  or  president.
          (h) If required by the board of directors, give a bond for the faithful discharge of his/her duties in an amount and with such surety or surities as the board of directors shall determine.

                         ARTICLE VI - CERTIFICATES OF SHARES
                         -----------------------------------

1.   CERTIFICATES FOR SHARES

     Certificates representing shares of the corporation shall be in the form determined by the board of directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the board of directors. All certificates for shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares is surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued upon such terms and indemnity to the corporation as the board of directors may determine.

2.   TRANSFER OF SHARES

     a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled to it, and cancel the old certificate; every transfer shall be entered on the transfer books of ht corporation which shall be kept at its principal office.

     b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact of it, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this slate.


                          ARTICLE VII - INDEMNIFICATION
                          -----------------------------

     The corporation shall indemnify to the extent allowed by the corporation statues of this state any person who was or is a party or is threatened to be made a party to an threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or served any other enterprise at the request of the corporation.
The person to be indemnified must have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

                               ARTICLE VIII - DIVIDENDS
                               ------------------------

     The board of directors may declare and pay dividend or make other distributions in cash, its bonds or its property, including the shares or bonds of other corporations, on its outstanding shares.

                               ARTICLE IX - AMENDMENTS
                               -----------------------

     These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the shareholders representing a two-thirds (66.67%) majority of all the shares issued and outstanding at an annual shareholders' meeting or at any special shareholders' meeting when the proposed amendment has been stated in the notice of such meeting.

                        CONSENT OF DIRECTORS IN LIEU OF
                           FIRST MEETING OF THE BOARD
                          OF AYIN HOLDING COMPANY, INC.

On September __, 200l, at _____ __.M., the undersigned, pursuant to Section 14-2-821 of the Georgia Business Code, the Undersigned, being President of AYIN DEVELOPING COMPANY, INC., hereby:


a) unanimously consent to and adopt the following Resolutions as of the date set forth, above, which resolutions shall have the same force and effect as if adopted by unanimous affirmative cote at a meeting of the Board of Directors of the Corporation duly called and held, and

b) direct that this written Consent be filed with the minutes of the proceedings of the Corporation:


     RESOLVED, That ________ shall be and hereby is, elected Chairman of this meeting of the Board of Directors and _________ shall be and hereby is elected Secretary of this meeting of the board of Directors; and,


     RESOLVED FURTHER, That this corporation shall maintain a minute book containing the minutes of this organizational resolution, and of all the subsequent meetings of the Board of Directors of this corporation and such other documents as the Corporation, the Board of Directors, or the Shareholders thereof shall from time to time direct; and,


     RESOLVED FURTHER, That these Directors, by their signatures hereby affixed to the minutes of this organization meeting, and by this Resolution, do waive notice of the time and place of the passing of this resolution; and,


     RESOLVED FURTHER, That the following persons be and the same are hereby elected as officers of this Corporation to the offices set forth opposite their respective names:

          Name                        Office
          ----                        ------

     _________________                President

     _________________                Vice-President

     _________________                Secretary


AND,

     RESOLVED FURTHER, That this corporation hereby adopts the certain form of share certificate presented to this meeting by the attorney for the corporation as the form of certificate that will be used to evidence ownership of shares of the corporation, and the Secretary is directed to attach a copy of such certificate to the minutes of this meeting and mark such certificate as Exhibit "A"; and,
                             ------------


     RESOLVED FURTHER, That a record of all such certificates issued, Transferred, or canceled shall be kept by the Secretary in a separate section of this corporation's minute book or in a separate corporate book to be known as the share register of the corporation, and the Secretary is instructed to procure such a section or book; and,


     RESOLVED  FURTHER,  that  the  By-Laws  attached  hereto  as Exhibit "B" be
                                                                  ----------
adopted as and for the By-Laws of the Corporation; and,


     RESOLVED FURTHER, that the seal, an impression of which is made below, be adopted as the corporate seal of the Corporation; and that the secretary of the Corporation be authorized and directed to procure and maintain the proper corporate books and stock records.


          (SEAL)

and,


     RESOLVED FURTHER, That this organization establish in its name one or more deposit accounts with the Suntrust Bank on such terms and conditions as may be agreed on with said bank and that the President and Treasurer of this organization be, and they are hereby, authorized to establish such and account; and,


     RESOLVED FURTHER, That the President, or Secretary, or Treasurer, of this organization be, and they are hereby, authorized to draw checks on said account of this organization, signed as provided herein with signatures duly certified to said bank by the Secretary of this organization and said bank is hereby authorized to honor and pay any and all checks so signed; and,


     RESOLVED FURTHER, that in compliance with Georgia law and the Articles of Incorporation of the Corporation, the registered office of the Corporation in Georgia be established and maintained at 4046 Wetherburn Way, Suite 6, Norcross, Georgia 30092 and the registered agent be W. Phillip McCurdy; and,


     RESOLVED FURTHER, that all actions taken and contracts entered into heretofore by any persons acting for the Corporation, either as promoter, officer or director, as well as all actions taken and contracts entered into by said persons as individuals, acting by and for the Corporation, are hereby adopted, approved and ratified by the Corporation, and all such contracts shall constitute binding obligations of the Corporation in the same manner as though said persons had at the time of such contracting full power and authority to act for and on behalf of the Corporation; and,


     RESOLVED FURTHER, that the fiscal year of the Corporation shall end on December 31; and,

     RESOLVED FURTHER, that the Corporation make an election to be treated as an "S" Corporation for purposed of the Internal Revenue Code of 1986, as amended, and that the officers of the Corporation be authorized to take any and all actions necessary and appropriate to make such an election; and,


     RESOLVED FURTHER, that the officers of the corporation, are authorized and directed to file a corporate tax statement with the Internal Revenue Service;


     RESOLVED FURTHER, that the President and Chairman be authorized to pay all fees and expenses incident to, and necessary for the Organization of the Corporation.


     There being no further business to come before the Board of Directors the resolution was duly passed.


     Dated: September _____, 2001,

                                                   -------------------------

                                                   -------------------------


ATTEST:



---------------------------
W. Phillip McCurdy,
Incorporator

                                   EXHIBIT 2.3

                                  CAPITAL STOCK

               Each and every obligation of the Purchaser under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Purchaser:

               7.1  Representations  and  Warranties;  Performance.  The
                    ----------------------------------------------
representations and warranties of Seller and Corporation contained in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Seller or the Corporation, the Purchaser, shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. Seller and the Corporation shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The Seller, and the President of each of the Corporation, shall each have delivered to the Purchaser a certificate (which shall be addressed to the Purchaser), dated the Closing Date, in the form of Exhibit 7.1 hereto, certifying to the foregoing.

               7.2  Consents  and  Approvals.  Purchaser, Seller and Corporation
                    ------------------------
shall have obtained any and all material consents, approvals, orders, qualifications, licenses, permits or other authorizations, required by all applicable Regulations, Orders and Contracts of the Corporation or binding on their respective properties and assets, with respect to the execution, delivery and performance of the Agreement, the consummation of the transactions contemplated hereby and the conduct by the Purchaser of the business of Corporation in the same manner after the Closing Date as before the Closing Date.

               7.3  Opinion  of  Seller's  Counsel.  The  Purchaser  shall  have
                    ------------------------------
received an opinion of the Seller's outside counsel (which will be addressed to the Purchaser), dated the Closing Date, in the form of as shall be reasonably acceptable to Purchaser.

               7.4  No  Material  Adverse  Change.  There  shall  have  been  no
                    -----------------------------
Material Adverse Change since the date of this Agreement. The Purchaser shall have received certificates (which shall be addressed to the Purchaser), dated the Closing Date, of the president and chief financial officer of each of the Seller and the Corporation, in the form designated Exhibit 7.4 hereto, certifying to the foregoing.

               7.5  No  Proceeding  or  Litigation.  No preliminary or permanent
                    ------------------------------
injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

               7.6  Accounting Certificates. The Purchaser shall have received a
                    -----------------------
certificate, dated the Closing Date, of the Corporation's chief financial officer in the form of Exhibit 7.6 hereto as to the accuracy of all of the Corporation financial statements delivered hereunder, which certificate shall contain a statement by the Corporation's independent auditors that each such year-end financial statement was incorporated, without change, into the respective year-end audited financial statements of the Corporation.

               7.7  Proceedings  and  Documents.  All  corporate  and  other
                    ---------------------------
proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and the Purchaser's counsel, and the Seller and the Corporation shall have made available to the Purchaser for examination the originals or true, complete and correct copies of all records and documents relating to the business and affairs of the Corporation which the Purchaser may reasonably request in connection with said transaction.

               7.8  Secretary's  Certificate.  The Purchaser shall have received
                    ------------------------
a certificate, substantially in the form of Exhibit 7.8 hereto, by the respective secretary of the Corporataion, as to the charter and bylaws of the Corporation, the resolutions adopted by the directors and stockholders of the Corporation in connection with this Agreement and the incumbency of the Corporation's officers.

               7.9 Certificates of Good Standing. At the Closing the Corporation
                   -----------------------------
shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of the Corporation as of a date not more than fifteen (15) days prior to the Closing Date as a corporation organized under the laws of the states and as a foreign corporation authorized to do business under the laws of the jurisdictions listed in the Schedules hereto.

               7.10  Other  Documents.  The Seller and Corporation shall furnish
                     ----------------
the Purchaser with such other and further documents and certificates including certificates of the Corporation officers and others as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

ARTICLE  VIII     CONDITIONS  TO  THE  OBLIGATIONS  OF  THE  SELLER

               Each and every obligation of the Seller under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Seller:

               8.1  Representations  and  Warranties;  Performance.  The
                    ----------------------------------------------
representations and warranties of the Purchaser contained in this Agreement and all information contained in any exhibit, schedule or attachment hereto shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The president of the Purchaser shall have delivered to the Seller a certificate, dated the Closing Date, in the form of Exhibit 8.1 hereto, certifying to the foregoing.

               8.2  Consents  and  Approvals.  Purchaser, Seller and Corporation
                    ------------------------
shall have obtained any and all material consents, approvals, orders, qualifications, licenses, permits or other authorizations, required by all applicable Regulations, Orders or Contracts of the Corporation or binding on their properties and assets, with respect to the execution, delivery and performance of the Agreement, the financing consummation of the transactions contemplated herein and the conduct by the Purchaser of the business of the Corporation in the same manner after the Closing Date as before the Closing Date.

               8.3  No  Proceeding  or  Litigation.  No preliminary or permanent
                    ------------------------------
injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

ARTICLE  IX   CLOSING

               9.1  Closing. Unless this Agreement shall have been terminated or
                    -------
abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on June 30, 2004, or on such other mutually agreed to date (the "Closing Date").

               9.2  Intervening  Litigation.  If  prior  to the Closing Date any
                    -----------------------
preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any other Authority shall restrain or prohibit this Agreement or the consummation of the transactions contemplated herein for a period of fifteen days or longer, the Closing shall be adjourned at the option of either party for a period of thirty days. If at the end of such thirty day period such injunction or Order shall not have been favorably resolved, either party may, by written notice thereof to the other, terminate this Agreement, without liability or further obligation hereunder.

ARTICLE  X_TERMINATION  AND  ABANDONMENT

               10.1 Methods of Termination. This Agreement may be terminated and
                    ----------------------
the transactions herein contemplated may be abandoned at any time:

          (a)  by  mutual  consent  of  the  Purchaser  and  the  Seller;

          (b) by the Purchaser or the Seller if this Agreement is not consummated on or before _____; provided that if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this
Section 10.1(b), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

          (c) by the Purchaser if as of the Closing Date any of the conditions specified in Article VI hereof have not been satisfied in any material respect or if the Seller or any of the Corporation are otherwise in default in any material respect under this Agreement; or

          (d) by the Purchaser or the Seller, if they do not accept or are not deemed to have accepted the Schedules.

               10.2 Procedure  Upon Termination. In the event of termination and
                    ---------------------------
abandonment pursuant to Section 10.1 hereof, and subject to the proviso contained in Section 10.1(b) this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

          (b) all information received by any party hereto with respect to the business of any other party or the Corporation (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

          (c) no party hereto shall have any liability or further obligation to any other party to this Agreement.

ARTICLE  X    SURVIVAL  OF  TERMS;  INDEMNIFICATION

               11.1 Survival. All of the terms and conditions of this Agreement,
                    --------
together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants (other than the indemnification provisions set forth in this Article XI, which shall survive as provided below) set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties, and the agreements of the Seller, the Corporation and the Purchaser to indemnify each other set forth in this Article XI, shall survive and continue for, and all Claims with respect thereto shall be made prior to the end of the applicable statute of limitations, and (ii) representations, warranties and indemnities for which an indemnification Claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such Claim until the final disposition thereof.

               11.2 Indemnification  by  Seller. Subject to this Article XI, the
                    ---------------------------
Purchaser and its officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Seller and the Corporation at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

          (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Seller or the Corporation under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Seller or the Corporation hereunder;

          (b) Any and all liabilities of any of the Corporation of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the Closing Date to the extent not reflected and reserved against in the Financial Statements or not otherwise adequately disclosed in this Agreement or the schedules or exhibits thereto, including, without limitation:

          (i) All Tax liabilities of the Seller and the Corporation, including federal, state and local Tax liability, together with any interest or penalties thereon or related thereto, through the Closing Date but excluding any Taxes for which there is an adequate accrual and reserve on the Financial Statements and any Tax liability of the Seller arising in connection with the transactions contemplated hereby. Any Taxes, penalties or interest attributable to the operations of the Seller or any of the Corporation payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable;

          (ii) Liabilities that arise from Claims, of whatever nature, (A) relating to contracts underlying the Commutation Agreement or (B) which arose from an Occurrence that took place prior to the Closing Date and was not accrued for in the full amount of such Claim on the Financial Statements.

          (c) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any Claim incident to any of the foregoing.

          11.3 Indemnification by the Purchaser. Subject to this Article XI, the
               --------------------------------
Purchaser agrees to, and shall, indemnify the Seller and the Corporation and its respective officers, directors, employees, shareholders, representatives and agents and hold each of them harmless at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

          (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation of the part of the Purchaser under this Agreement, any document relating hereto or thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, other agreement or instrument by the Purchaser hereunder.

          (b) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or claim incident to any of the foregoing.

          11.4  Third-Party  Claims.   Except  as  otherwise  provided  in  this
                -------------------
Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "indemnitee") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (b) any action or the assertion of any Claim, liability or obligation by a third-party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "indemnitor") is, or may be, required under this Agreement to indemnify such indemnitee, the indemnitee will, if a Claim thereon is to be, or may be, made against the indemnitor, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such Claim, process and all legal pleadings. The indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the indemnitee or its business; (ii) may result in liabilities which, taken with other then existing Claims under this Article XI, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the business or financial condition of the indemnitee after the Closing Date (including an effect on the tax liabilities, earnings or ongoing business relationships of the indemnitee). The indemnitor and the indemnitee shall cooperate in the defense of such Claims. In the case that the indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the indemnitee shall make available to the indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner. If the indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnitor has agreed to indemnify the indemnitee under this Agreement, the indemnitor shall promptly reimburse the indemnitee in any amount equal to the amount of such payment plus all reasonable expenses (including legal fees and expenses) incurred by such indemnitee in connection with such obligation or liability subject to this Article XI.

               Prior to paying or settling any Claim against which an indemnitor is, or may be, obligated under this Agreement to indemnify an indemnitee, the indemnitee must first supply the indemnitor with a copy of a final court judgment or decree holding the indemnitee liable on such claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the indemnitor. An indemnitor shall have the right to settle any Claim against it, subject to the prior written approval of the other, which approval shall not be unreasonably withheld.

               An indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or Claim, (b) the indemnitor shall not have employed counsel in the defense of such action or Claim, or (c) such indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor. Any and all Claims made by the Purchaser against the Seller for indemnification under this Article XI may be, but are not required to be, settled by payment from the Escrow Account.

ARTICLE  XII     MISCELLANEOUS  PROVISIONS

     12.1  Amendment and Modification. Subject to applicable law, this Agreement
           --------------------------
may be amended, modified and supplemented only by written agreement of the parties hereto.

     12.2 Entire Agreement. This Agreement, including the schedules and exhibits
          ----------------
hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

     12.3 Certain  Definitions.
          --------------------

     "Affiliate"  means,  with  regard to any Person (a) any Person, directly or
      ---------
indirectly,  controlled by, under common control of, or controlling such Person,
(b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

     "Authority"  means  any  governmental,  regulatory  or administrative body,
      ---------
agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

     "Claim"  means  any action, claim, obligation, liability, expense, lawsuit,
      -----
demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

     "Contract"  means  any agreement, contract, commitment, instrument or other
      --------
binding  arrangement  or  understanding,  whether  written  or  oral.

     "Effective  Date"  means  July  1, 2004 or such other date that the parties
      ---------------
shall  agree.

     "GAAP"  means  generally  accepted  accounting  principles,  applied  on  a
      ----
consistent basis with the Financial Statements, as in existence at the date hereof.

     "Guarantee"  means  any guarantee or other contingent liability (other than
      ---------
any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and
(b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

     "Indebtedness"  with  respect  to  any  Person means any obligation of such
      ------------
Person for borrowed money, but in any event shall include (a) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business,
(b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (d) capitalized lease obligations, and (e) all Guarantees of such Person.

     "Lien"  means any security interest, lien, mortgage, pledge, hypothecation,
      ----
encumbrance, Claim, easement, restriction or interest of another Person of any kind or nature.

     "Material  Adverse  Change"  means  any developments or changes which would
      -------------------------
have  a  material  adverse  effect.

     "Material  Adverse  Effect"  means  any  circumstances,  state  of facts or
      -------------------------
matters which might reasonably be expected to have a material adverse effect in respect of a Corporation's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects.

     "Occurrence"  means  any  accident,  happening or event which occurs or has
      ----------
occurred at any time prior to the Closing Date, which results in or could result in a claim against a Corporation or creates or could create a liability or loss for a Corporation.

     "Order" means any decree, judgment, award, order, injunction, rule, consent
      -----
of  or  by  an  Authority.

     "Person"  means  any corporation, partnership, joint venture, organization,
      ------
entity,  Authority  or  natural  person.

     "Proprietary  Rights"  means  any  patent,  patent  application, copyright,
      -------------------
trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights.

     "Regulation"  means  any  law,  statute,  rule,  regulation,  ordinance,
      ----------
requirement,  announcement  or  other  binding  action  of  or  by an Authority.

          12.4 Notices.  All notices, requests, demands and other communications
               -------
required when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service: (a) If to the Seller or the Corporation to Billy V. Ray Jr. 6345 Glen Oaks Lane, Atlanta, Georgia 30328 with a copy to Personnel Resources of Georgia Inc., 880 S. Pleasantburg Drive Ste 3-C. Greenville NC ,Attn: President and or to such other person or address as Seller shall furnish by notice to the Purchaser in writing; (b)If to the Purchaser to Billy V. Ray at the address of the Purchaser indicated in the preamble to this Agreement or to such other person or address as the Purchaser shall furnish by notice to Seller in writing.

          12.5 Assignment. This Agreement and all of the provisions hereof shall
               ----------
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may assign its rights, interests and obligations hereunder to any Affiliate, and may grant Liens or security interests in respect of its rights and interests hereunder without the prior approval of the Seller or the Corporation.

          12.6 Governing Law, Attorneys Fees and Venue.  The  Agreement shall be
               ---------------------------------------
governed by the internal laws of the State of Georgia as to all matters, including but not limited to matters of validity, construction, effect and performance. Any action brought to enforce any of the terms hereof shall be brought exclusively in the state or federal courts of the State of Georgia, County of Fulton and the prevailing party in any such action shall be entitled to an award of reasonable attorney fees and court costs.

          12.7 Counterparts.  This  Agreement  may  be  executed  in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.8 Headings.  The  article  and  section  headings contained in this
               --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          12.9 Binding  Effect.  This  Agreement shall not be construed so as to
               ---------------
confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

          12.10 Injunctive Relief. The parties hereto agree that in the event of
                -----------------
a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

          12.11 Delays or Omissions. No delay or omission to exercise any right,
                -------------------
power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the party of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          12.12 Severability. Unless otherwise provided herein, if any provision
                ------------
of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

          12.13  Expenses.  Except  as provided in Section 1.3(b), the Purchaser
                 --------
shall bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. The Seller shall bear its own and the Corporation' expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.

     12.14  Limitation  of Liability. NEITHER PURCHASER NOR ANY OF ITS OFFICERS,
DIRECTORS, EMPLOYEES, OR AGENTS AND OR ATTORNEYS OR PROFESSIONAL ADVISORS REPERESENTING ANY OF THEM IN THIS TRANSACTION, (THE "SECTION 11 PARTIES') SHALL HAVE ANY LIABILITY TO SELLER WITH RESPECT TO ANY OBLIGATIONS UNDER THIS AGREEMENT, OR THE OTHER AGREEMENTS AS HEREIN DEFINED, OR OTHERWISE, FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF ANY OF THEM HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE JOINT AND SEVERAL LIABILITY OF THE SECTION 11 PARTIES EXCEPT FOR ATTORNEYS, CONSULTANTS OR PROFESSIONAL ADVISORS TO SELLER OR TO THE CORPORATION OR ANY OTHER PARTY FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO THE AGGREGATE AMOUNT OF $100,000.00. THE JOINT AND SEVERAL LIABILITY OF THE SECTION 11 PARTIES WHO ARE ATTORNEYS, CONSULTANTS OR PROFESSIONAL ADVISORS TO SELLER OR TO THE CORPORATION OR ANY OTHER PARTY FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO THE AGGREGATE AMOUNT OF ONE THOUSAND DOLLARS $1000. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS. IN THE EVENT THE TERMS OF THIS SECTION CONFLICT WITH ANY OF THE OTHER TERMS OF THIS AGREEMENT OR WITH THE TERMS OF ANY OF THE OTHER AGREEMENTS, AS THAT TERM IS DEFINED HEREIN, THE TERMS OF THIS SECTION SHALL CONTROL AND THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING FOR FIVE YEARS.

          IN   WITNESS  WHEREOF,  the  parties hereto have made and entered into this  Agreement  the  date  first  hereinabove  set  forth.

Attest:                                 Charys Holding Company, Inc.


Signature not readable                  /s/ Ben Holcomb
----------------------------------      ----------------------------------
                                        Ben Holcomb, President and COO



Attest:                                 PERSONNEL RESOURCES OF GEORGIA, INC.


                                        /s/ BILLY V. RAY
----------------------------------      ----------------------------------
                                        BILLY V. RAY, JR., President



                                        BILLY  V.  RAY,  JR.


                                        /s/ BILLY V. RAY, JR.
----------------------------------      ----------------------------------
                                        BILLY V. RAY, JR.

                             SCHEDULES AND EXHIBITS


1.1     Shares  of  the  Corporation  and  form  of  Certificate  of  the Shares
1.4     Form  of  Registration  Rights  Agreement
2.1(a)  Jurisdictions  of  Qualification
2.l(b)  Seller's  and  the  Corporation's  Charter  and  Bylaws
2.3     Capital  Stock
2.8     Violations
2.9(a)  Financial  Statements
2.9(b)  Undisclosed  Liabilities
2.9(c)  Closing  Date  Balance  Sheet
2.12    Contracts
2.14(a) Title  Matters
2.14(b) Leases
2.16    Taxes
2.19    Banks
2.20    Intellectual  Property
2.21    Affiliate  Transactions
2.22    Insurance
6.2     Form  of  Employment  Agreement
7.3     Opinion  of  Counsel
7.4     Change  Certificate
7.6     Accounting  Certificate
7.8     Secretary's  Certificate
8.1     Officer's  Certificate

                                   EXHIBIT 1.1

            SHARES OF THE CORPORATION AND FORM OF CERTIFICATE OF THE
                                     SHARES

                                  EXHIBIT 1.4
                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT is entered into as of_____, 2004, by and between CHARYS HOLDING COMPANY, INC., a Delaware corporation (the "Company"), and Brax Crutchin (the "Holder").

     WHEREAS, on even date herewith the Company executed and delivered to the Holder that certain Consulting Agreement (the "Consulting Agreement") whereby the Company has agreed to issue to the Holder 1,000,000 shares of the Company's common stock, no par value per share (the "Company Common Stock"), in payment for services as described in the Consulting Agreement; and

     WHEREAS, 333,333 shares of the Company Common Stock to be issued to the Holder under the Consulting Agreement (the "Registrable Securities") will be restricted in their resale under Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), but possessing piggyback registration rights as hereinafter provided; and

     WHEREAS, the Registrable Securities include any other securities issued or issuable at any time or from time to time in respect of the Registrable Securities as a result of a merger, consolidation, reorganization, stock split, stock dividend, recapitalization or other similar event involving the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Piggyback  Registration Rights Available. Provided that the Registrable
         ----------------------------------------
Securities have not been registered, if at any time after the date hereof but before the third anniversary of the date hereof, the Company proposes to register any of its securities under the Securities Act, other than by a registration in connection with an acquisition in a manner which would not permit registration of the Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto on an underwritten basis (either "best-efforts" or "firm-commitment"), then, the Company will each such time give prompt written notice to the Holder of its intention to do so and of the Holder's rights under this Agreement. Upon the written request of the Holder made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of the Registrable Securities in a registration statement filed by the Company on Form S-l, SB-2, or S-3, or some other similar form pursuant to the Securities Act to register the securities which the Company proposes to register (the "Registration Statement"), provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon:

               (a) In the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

               (b) In the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

     2.     Payment  of  Registration  Expenses.     The  Company  will  pay all
            -----------------------------------
Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Agreement. The right provided the Holder pursuant to this Agreement shall be exercisable at its sole discretion.

     3.     Priority  in Incidental Registrations.   If the managing underwriter
            -------------------------------------
of the underwritten offering contemplated by this Agreement shall inform the Company and the Holder by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering:

               (a) First, securities proposed by the Company to be sold for its own account; and

               (b) Second, Registrable Securities and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the Holder shall have pro rata rights of registration with all shares sought to be included by officers and directors of the Company as well as holders of 10 percent or more of the Company Common Stock.

     4.   Registration  Procedures.  If  and whenever the Company is required to
          ------------------------
affect the registration of any Registrable Securities under the Securities Act as provided in herein, the Company shall, as expeditiously as possible:

               (a) Prepare and file with the Securities and Exchange Commission (the "SEC") the Registration Statement, or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC, as soon as practicable; provided, however, that before filing the Registration Statement or any amendments thereto, the Company will furnish to the counsel selected by the Holder, copies of all such documents proposed to be filed;

               (b) Furnish to the Holder such number of conformed copies of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in the Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holder;

               (c) Use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by the Registration Statement under such other securities laws or blue sky laws as the Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect, and take any other action which may be reasonably necessary to enable the Holder to consummate the disposition in such jurisdictions of the securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subparagraph be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (d) Use its commercially reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of such Registrable Securities;

               (e) Furnish to the Holder a signed counterpart, addressed to the Holder, and the underwriters, if any, of an opinion of counsel for the Company, dated the effective date of the Registration Statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Holder including that the prospectus and any prospectus supplement forming a part of the Registration Statement does not contain an untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (f) Notify the Holder and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

               (i) When the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

               (ii) Of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information;

               (iii) Of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

               (iv) Of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (g) Notify each holder of the Registrable Securities covered by the Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Holder promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (h) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (i) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section  1l(a)  of  the  Securities  Act  and  Rule  158  thereunder;

          (j) Enter into such agreements and take such other actions as the Holder shall reasonably request in writing (at the expense of the requesting or benefiting Holder) in order to expedite or facilitate the disposition of the Registrable Securities; and

          (k) Use its commercially reasonable best efforts to list all of the Registrable Securities covered by the Registration Statement on any securities exchange on which any of the Registrable Securities are then listed.

     5.  Information  to be Furnished by the Holder. The Company may require the
         ------------------------------------------
Holder of the Registrable Securities as to which any registration is being affected to furnish the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

     6.   Discontinuance  of  Disposition  of  the  Registrable  Securities. The
          -----------------------------------------------------------------
Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Paragraph 4(g) hereof, the Holder will forthwith discontinue the Holder's disposition of the Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph 4(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     7.  Incidental  Underwritten Offerings. If the Company at any time proposes
         ----------------------------------
to register any of its securities under the Securities Act as contemplated by this Agreement and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Holder, use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by the Holder among the securities to be distributed by such underwriters.

     8.   Holdback  Agreements.  Subject  to  such other reasonable requirements
          --------------------
as may be imposed by the underwriter as a condition of inclusion of the Registrable Securities in the Registration Statement, the Holder agrees by acquisition of the Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of the Company, during such reasonable period of time requested by the underwriter; provided however:

          (a) The secondary offering is intended to raise a minimum of $8,000,000 on behalf of the Company and

          (b) Such period shall not exceed the 90 day period commencing with the completion of an underwritten offering.

     The Company agrees and acknowledges that during any holdback period, the Holder may sell, in the holdback period, Registrable Securities in the amount of up to one percent per week of the shares of the Company Common Stock held by the Holder as long as this Agreement remains effective.

     9.  Participation in Underwritten Offerings. The Holder may not participate
         ---------------------------------------
in  any  underwritten  offering  under  this  Agreement  unless  the  Holder:

          (a) Agrees to sell its securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Holder; and

          (b) Completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

     Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require the Holder to make a representation or warranty to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by the Holder expressly for use in the related Registration Statement or representations, warranties or agreements regarding the Holder, the Holder and the Holder's intended method of distribution and any other representation required by law.

     10.  Preparation;  Reasonable  Investigation.  In  connection  with  the
          ---------------------------------------
preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the Holder and its counsel and accountants, the opportunity to participate in the preparation of the Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Holder's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     11.  Indemnification  by  the  Company.  In  the  event of any registration
          ---------------------------------
of any securities of the Company under the Securities Act, the Company will, and hereby does agree to indemnify and hold harmless the Holder, its directors and officers, each other Person ("Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity) who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of the Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by the Holder.

     12.  Indemnification by the Holder. The Company may require, as a condition
          -----------------------------
to including any of the Registrable Securities in any Registration Statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Paragraph 11 hereof) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holder specifically stating that it is for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Holder.

     13.  Notices  of  Claims.  Etc.  Promptly  after  receipt by an indemnified
          -------------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in Paragraph 11 and Paragraph 12 hereof, such indemnified party will, if claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Paragraph 11 and Paragraph 12 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     14.  Other  Indemnification.  Indemnification  similar to that specified in
          ----------------------
Paragraph 11 and Paragraph 12 hereof (with appropriate modifications) shall be given by the Company and the Holder (but only if and to the extent required pursuant to the terms hereof) with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

     15.  Indemnification Payments. The indemnification required by Paragraph 11
          ------------------------
and Paragraph 12 hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     16.  Contribution.  If  the  indemnification  provided  for in Paragraph 11
          ------------
and Paragraph 12 hereof is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability:

          (a) In such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities; or

          (b) If the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter and the parties' relative intent, knowledge, access to information supplied by the Company, by the Holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained hereof, and in no event shall the obligation of any indemnifying party to contribute under this Paragraph 16 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for hereunder had been available under the circumstances.

     The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Paragraph 16 were determined by pro rata allocation (even if the Holder and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     17.  Limitation  on  Contributions.  Notwithstanding  the  provisions  of
          -----------------------------
Paragraph 16, the Holder and an underwriter shall not be required to contribute any amount in excess of the amount by which (a) in the case of the Holder, the net proceeds received by the Holder from the sale of Registrable Securities, or
(b) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     18.  Rule  144.  The  Company  shall timely file the reports required to be
          ---------
filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (including but not limited to the reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 referred to in subparagraph (c) of Rule 144) and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of the Holder, make publicly available other information) and will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as Rule 144 may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with the requirements of this Paragraph.

     19.  Amendments  and  Waivers.  This  Agreement  may  be  amended  and  the
          ------------------------
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the 51 percent or more of the shares of (a) the Registrable Securities issued at such time, plus (b) the Registrable Securities issuable upon exercise or conversion of the securities of the Company then constituting derivative securities (if such securities were not fully exchanged or converted in full as of the date such consent if sought). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Paragraph, whether or not such Registrable Securities shall have been marked to indicate such consent.

     20.  Nominees  for  Beneficial  Owners.  In  the  event  that  any  of  the
          ---------------------------------
Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of the Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of the Registrable Securities held by a holder or holders of the Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership or such Registrable Securities.

     21. Conflict. Notwithstanding anything herein contained to the contrary, in
         --------
the event of any conflict between the terms of the Consulting Agreement or this Agreement, the terms of this Agreement shall control.

     22.  Notices.  All  notices,  requests,  demands,  and other communications
          -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, by facsimile, or by e-mail, if to the Company, addressed to Mr. Billy Ray at 165 Wilde Green Drive, Roswell, Georgia 30075, and if to the Holder, addressed to Mr. Ash Mascarenhas at 8880 Rio San Diego Drive, Eighth Floor, San Diego, California 92108, telecopier (619) 209-6075, and e-mail ash@theawi.com. Any party may change its address for purposes of receiving notices pursuant to this Agreement upon 10 days written notice.

     23.  Assignment.  This  Agreement  shall  be  binding upon and inure to the
          ----------
benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any of the Registrable Securities.

     24.  Descriptive Headings. The descriptive headings of the several sections
          --------------------
and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     25.  Governing  law;  Jurisdiction.  This  Agreement  shall  be governed by
          -----------------------------
and construed in accordance with the laws of the State of California without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in San Diego, California, as well as of the Superior Courts of the State of California in San Diego County, California over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

     26. Severability. If any provision of this Agreement, or the application of
         ------------
such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     27.  Binding Effect. All the terms and provisions of this Agreement whether
          --------------
so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

     28.  Failure  or  Indulgence  Not  Waiver;  Remedies Cumulative. No failure
          ----------------------------------------------------------
or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     29.  Counterparts.  This  Agreement  may  be  executed  in  one  or  more
          ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     30.  Entire  Agreement.  This  Agreement  embodies the entire agreement and
          -----------------
understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                           CHARYS  HOLDING  COMPANY,  INC.

                                           By
                                             -----------------------------------
                                             Billy  Ray,  President


                                           By
                                             -----------------------------------
                                             BRAX  CRUTCHIN